UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

HOUGHTON MIFFLIN HARCOURT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2021

Dear Stockholders:

I would like to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company on Friday, May 14, 2021, at 8:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location, and to support the health and well-being of our stockholders, employees and directors in light of the continued coronavirus (COVID-19) pandemic.  There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person.  You may attend the Annual Meeting virtually via the Internet where you will be able to vote electronically and submit questions.  In order to attend, you must register in advance at www.proxydocs.com/HMHC any time before 7:00 a.m. Eastern Time on Friday, May 14, 2021.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.  Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. The accompanying notice of the Annual Meeting and proxy statement set forth the details regarding the Annual Meeting and the business to be conducted.

At the Annual Meeting, we will ask you to elect the nine director nominees listed in the proxy statement, consider a non-binding advisory vote to approve the compensation of our named executive officers, vote to approve the adoption of our Amended and Restated Employee Stock Purchase Plan and ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021. We will also act upon any other business matters properly brought before the Annual Meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct at the Annual Meeting and provides information about Houghton Mifflin Harcourt Company that you should consider when you vote your shares at the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares electronically during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.

It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the virtual Annual Meeting, we encourage you to complete, sign, date and return a proxy card or, for shares held in “street name,” voting instruction form, promptly so that your shares will be represented at the Annual Meeting. You may also access the proxy materials and vote via the Internet as described in the instructions included in the Notice of Internet Availability of Proxy Materials that you will receive, or vote by telephone. Your proxy is revocable at any time before it is voted and will not affect your right to vote electronically if you attend the virtual Annual Meeting.

I hope you will attend the Annual Meeting virtually. Thank you for your ongoing support of Houghton Mifflin Harcourt Company.

Very truly yours,

John J. Lynch, Jr.

President and Chief Executive Officer

125 High Street

Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 14, 2021, 8:00 A.M. (EASTERN TIME)

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company (the “Company”) will be held on Friday, May 14, 2021, at 8:00 a.m., Eastern Time, or at any subsequent date and time that may be necessary by virtue of any adjournment or postponement of the Annual Meeting.  The Annual Meeting will be a virtual stockholders meeting. The purpose of the Annual Meeting is for the stockholders to consider and vote upon the following matters:

(1)

To elect nine (9) directors to the board of directors (the “Board”), each to serve until the Company’s next annual meeting of stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal;

(2)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
(3)	To approve the adoption of the Company’s Amended and Restated Employee Stock Purchase Plan;
(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 15, 2021 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Representation of at least a majority of the voting power represented by all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

In order to attend the virtual Annual Meeting, you must register in advance at www.proxydocs.com/HMHC any time before 7:00 a.m. Eastern Time on Friday, May 14, 2021.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions.  You will not be able to attend the Annual Meeting in person.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 22, 2021, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 (our “2020 Annual Report”) online and how to vote via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive paper copies of the proxy materials and our 2020 Annual Report.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	i

By Order of the Board of Directors,

William F. Bayers

Executive Vice President, Secretary and General Counsel

Boston, Massachusetts

March 22, 2021

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or Internet voting, if available to you, or if you received these proxy materials by mail, by completing, signing, dating and returning a proxy card or voting instruction form promptly. Please note that if your shares are held by a bank, broker or other recordholder and you wish to vote them at the virtual Annual Meeting, you must obtain a legal proxy from that recordholder.

Important Notice Regarding the Availability of

Proxy Materials for the 2021 Annual Meeting of Stockholders

To Be Held on May 14, 2021.

The Notice of Annual Meeting, proxy statement and the 2020 Annual Report are available at www.hmhco.com.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	ii

PROXY VOTING METHODS

If, at the close of business on March 15, 2021, you were a stockholder of record, you may vote your shares by proxy on the Internet, by telephone or by mail, or you may also vote electronically at the virtual Annual Meeting.   This year’s Annual Meeting is a virtual stockholders meeting, in order to attend you must to register in advance at www.proxydocs.com/HMHC any time before 7:00 a.m. on Friday, May 14, 2021.  For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day, seven days a week. You may revoke your proxies or change your vote at the times and as described in the “General Information” section of this proxy statement.

If you are a stockholder of record or hold shares through a broker or nominee and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 13, 2021 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET	• Go to www.proxypush.com/HMHC and follow the instructions, 24 hours a day, seven days a week. • You will need the control number included on your proxy card.

BY TELEPHONE

•   From a touch-tone telephone, dial the toll-free number on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

•   You will need the control number included on your proxy card.

BY MAIL

•   If you have not already received a proxy card, you may request a proxy card from us by contacting our Secretary by calling our office at (617) 351-5000.

•   When you receive the proxy card, mark your selections on the proxy card.

•   Date and sign your name exactly as it appears on your proxy card.

•   Mail the proxy card in the postage-paid envelope that will be provided to you.

If your Houghton Mifflin Harcourt Company shares are held by a broker or nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that voting instruction form regarding how to instruct your broker or nominee to vote your shares. If your shares are held in street name at a broker and you do not provide voting instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Proposals 1, 2, and 3 (Election of Directors, Advisory Vote on the Compensation of Named Executive Officers, and the Approval of the Amended and Restated Employee Stock Purchase Plan) are non-routine items. Proposal 4 (Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm) is a routine item. On non-routine items for which you do not provide voting instructions to your broker, the shares will be treated as broker non-votes.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	iii

Forward-Looking Statements

The statements contained in this proxy statement include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; financial condition; liquidity; prospects, growth and strategies; the expected impact of the COVID-19 pandemic; our competitive strengths; the industry in which we operate; the impact of new accounting guidance and tax laws; expenses; effective tax rates; future liabilities; the outcome and impact of pending or threatened litigation; decisions of our customers; education expenditures; population growth; state curriculum adoptions and purchasing cycles; the impact of dispositions, acquisitions and other investments; the timing, structure and expected impact of our operational efficiency and cost-reduction initiatives and the estimated savings and amounts expected to be incurred in connection therewith; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	iv

Important factors that could cause our results to vary materially from expectations include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the federal, state and local economies and on K-12 schools; the rate and state of technological change; state requirements related to digital instructional materials; our ability to execute on our Digital First, Connected growth strategy; increases in our operating costs; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; our ability to sell the HMH Books & Media business and the terms of any such potential sale; and other factors described in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

References to Houghton Mifflin Harcourt Company

As used in this proxy statement, the terms “we,” “us,” “our,” “HMH” and the “Company” refer to Houghton Mifflin Harcourt Company, formerly known as HMH Holdings (Delaware), Inc., and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	v

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Information about our 2021 Annual Meeting of Stockholders

Date and time	Friday, May 14, 2021 at 8:00 a.m. Eastern Time

Location	The meeting is a virtual stockholders meeting only, please register to attend at www.proxydocs.com/HMHC

Record Date	March 15, 2021

Voting Matters

	Proposal	More Information	Board Recommendation

Proposal 1

To elect nine (9) directors to the board of directors, each to serve until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

		Page 22	FOR each nominee

Proposal 2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.	Page 67	FOR

Proposal 3	To approve the adoption of the Company’s Amended and Restated Employee Stock Purchase Plan.	Page 68	FOR

Proposal 4	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	Page 76	FOR

Houghton Mifflin Harcourt Company	2021 Proxy Statement	1

     PROXY STATEMENT SUMMARY - (Continued)

Corporate Governance Highlights

We are committed to having sound corporate governance principles that serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.

What We Do ✓

✓	Hold Annual Election of All Directors

✓	8 Independent Directors out of 9 Director Nominees

✓	Have Separate Chairman and Chief Executive Officer

✓	Our Chairman is an Independent Director

✓	100% Independent Board Committees

✓	Annual Board, Committee and Director Evaluations

✓	Regular Executive Sessions of Independent Directors

✓	Risk Oversight by Board and Committees

✓	Access to Executives, Employees and Advisers

✓	Continuing Director Education

Director Nominees

		Director Since		Committee Memberships			Other Public Company Boards
Name	Age		Professional Background	Audit	Comp	ESG

Jean-Claude Brizard	57	2021	President and Chief Executive Officer of Digital Promise				—
L. Gordon Crovitz	62	2012	Co-Chief Executive Officer of News Guard Technologies Inc.				2

Jean S. Desravines	49	2018	Chief Executive Officer of New Leaders Inc.				—

Lawrence K. Fish*	76	2011	Former Chairman and Chief Executive Officer of Citizens Financial Group, Inc.				—

Jill A. Greenthal	64	2012	Senior Advisor in Private Equity, Blackstone Group				2

John F. Killian	66	2011	Former Executive Vice President and Chief Financial Officer of Verizon Communications Inc.				2

John J. Lynch, Jr.	62	2017	President and Chief Executive Officer of Houghton Mifflin Harcourt Company	—	—	—	—

John R. McKernan, Jr.	72	2012	Chairman and Chief Executive Officer, McKernan Enterprises, Inc.				1

Tracey D. Weber	54	2016	General Manager for Digital Commerce & SaaS for IBM				—

    Audit:   Audit Committee

    Comp: Compensation Committee

    ESG:   Environmental, Social and Governance Committee (formerly known as the Nominating, Ethics and

Governance Committee)

*	= Chairman of the Board; = Chair; = Member

Houghton Mifflin Harcourt Company	2021 Proxy Statement	2

     PROXY STATEMENT SUMMARY - (Continued)

Executive Compensation Highlights

Our compensation programs, practices and policies are reviewed by the Compensation Committee on an ongoing basis for alignment with our business strategy and shareholder interests. Our compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of the Company. Listed below are some of the Company’s key practices and policies adopted to drive employee and Company performance, mitigate against undue risk, and to align the interests of our executives and other key employees with those of our stockholders.

What We Do ✓

✓	Use Mix of Fixed and Variable Compensation, with an Emphasis on Variable Compensation

✓	Use Mix of Annual- and Long-Term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation

✓	Work with an Independent Executive Compensation Consultant

✓	Design Compensation Programs to Avoid Excessive Risk-Taking

✓	Maintain Clawback Policy

✓	Maintain Stock Ownership Policy

What We Don’t Do x

x	No Excise Tax Gross-Ups

x	No Pensions or Supplemental Executive Retirement Plans

x	No Single Trigger Equity Acceleration

x	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval

x	No Discounted Stock Options

x	No Dividend Equivalents Paid on Unearned Performance Awards

x	No Unauthorized Hedging or Pledging

x	No Excessive Use of Perquisites

Houghton Mifflin Harcourt Company	2021 Proxy Statement	3

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be a completely virtual meeting on Friday, May 14, 2021, at 8:00 a.m., Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.  There will be no physical meeting location.  The meeting will only be conducted via live webcast.

In order to attend, you must register in advance at www.proxydocs.com/HMHC any time before 7:00 a.m. Eastern Time on Friday, May 14, 2021.  Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions.  Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Online registration will begin at 5:00 p.m., Eastern Time on March 22, 2021, and you should allow ample time to complete the online registration process. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting on Friday, May 14, 2021. You may log on to the virtual meeting starting one hour before it begins.

2. Why is the 2021 annual meeting of stockholders a virtual, online meeting?

To support the health and well-being of our stockholders, employees and directors in light of the continuing novel coronavirus (“COVID-19”) global pandemic, our Annual Meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct which will be posted at www.proxydocs.com/HMHC in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting, including any postponements or adjournments thereof. This proxy statement includes information that we are required to provide under rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

4. What is “Notice and Access” and why did the Company elect to use it?

We are providing access to our proxy materials over the Internet under the Notice and Access rules of the SEC. On or about March 22, 2021, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders who hold shares in “street name” in lieu of mailing a paper copy of the proxy materials. The Notice includes information on how to access and review the proxy materials and how to vote via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials by mail or by email. Instructions on how to request a printed copy of the proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis.

Choosing to access our proxy materials over the Internet or to receive proxy materials by email will decrease costs, expedite distribution of proxy materials to you and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	4

     GENERAL INFORMATION - (Continued)

5. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; and (2) instruct us to send proxy materials to you by e-mail. The proxy materials are also available in the “Investors” section of our website at www.hmhco.com under the heading “Financial Information.”

6. What is included in the proxy materials?

The proxy materials include:

•	the Notice;
•	this proxy statement; and
•	our Annual Report to Stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report”).

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card or voting instruction form.

7. What does it mean if I receive more than one Notice or proxy card or voting instruction form on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction form or, if you vote by Internet or telephone, vote once for each Notice or proxy card or voting instruction form that you receive.

8. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, e-mail or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2020 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. The Company has retained Georgeson LLC to assist in soliciting proxies in connection with the Annual Meeting, for an estimated fee of up to approximately $12,500, plus expenses.

9. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-Laws (the “By-Laws”), the Board has fixed the close of business on March 15, 2021 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 127,410,353 shares of common stock. Each stockholder is entitled to one vote for each share of common stock he or she held as of the Record Date. A complete list of registered stockholders will be available for examination by stockholders of record during the annual meeting and at least 10 days prior to the meeting upon request to our Secretary at the address set forth in the section entitled “2020 Annual Report and Annual Report on Form 10-K” on page 79 or by calling our offices at (617) 351-5000. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Shares of common stock that are present virtually during the Annual Meeting constitute shares of common stock represented “in person.”

Houghton Mifflin Harcourt Company	2021 Proxy Statement	5

     GENERAL INFORMATION - (Continued)

10. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

Proposal 1	To elect the nine (9) director nominees who are named in this proxy statement to the Board.
Proposal 2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 3	To approve the adoption of the Company’s Amended and Restated Employee Stock Purchase Plan.
Proposal 4	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Other	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

11. What is the vote required for each proposal and what are my voting choices?

	Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?
Proposal 1	Election of nine (9) directors	Plurality of the shares represented in person or by proxy and entitled to vote on the election of directors	“FOR” or “WITHHOLD”	No
Proposal 2	Advisory vote on the compensation of named executive officers	Majority of the shares represented in person or by proxy and entitled to vote on such proposal	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 3	Approval of the Amended and Restated Employee Stock Purchase Plan	Majority of the shares represented in person or by proxy and entitled to vote on such proposal	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 4	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	Majority of the shares represented in person or by proxy and entitled to vote on such proposal	“FOR,” “AGAINST” or “ABSTAIN”	Yes

With respect to Proposal 1, the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee for director. A “plurality” means that the nine director nominees that receive the highest number of votes cast “FOR” will be elected. Stockholders have the option to express dissatisfaction with a nominee by indicating that they wish to “WITHHOLD” authority to vote their shares in favor of the nominee. A substantial number of “WITHHOLD” votes will not prevent a nominee from getting elected, but it can influence future decisions by the Environmental, Social and Governance Committee and the Board concerning nominees.

With respect to Proposals 2, 3 and 4 (or any other matter to be voted on at the Annual Meeting), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on such proposals, the abstention will have the same effect as an “AGAINST” vote.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	6

     GENERAL INFORMATION - (Continued)

12. Could other matters be decided at the Annual Meeting?

We are not aware of any matters to properly come before the Annual Meeting other than those described in this proxy statement. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

13. How does the Board recommend that I vote?

The Board recommends that you vote:

FOR	The election of the nine (9) director nominees who are named in this proxy statement to the Board.

FOR	The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

FOR	The approval of the adoption of the Amended and Restated Employee Stock Purchase Plan.
FOR	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

14. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

You are a “stockholder of record” if, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent and registrar.

Beneficial Owner

You are a “beneficial owner” if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. To be a “beneficial owner” means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described in Questions 19 and 20, below.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	7

     GENERAL INFORMATION - (Continued)

15. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner.” We explain these terms in the answer provided to Question 14, above. If you are a stockholder of record, you can vote in the following ways:

By Internet

By following the Internet voting instructions included in the proxy materials sent to you (or by going to www.proxypush.com/HMHC and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 13, 2021.

By Telephone

By following the telephone voting instructions included in the proxy materials sent to you (i.e., by calling 1-866-390-5371 and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 13, 2021.

By Mail

If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in the discretion of the persons named in your proxy, upon such other business as may properly come before the Annual Meeting.

Vote Electronically During the Virtual Annual Meeting

First, you must satisfy the requirements by registering to attend the Annual Meeting at www.proxydocs.com/HMHC (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must vote electronically during the virtual Annual Meeting up to the closing of the polls. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or the voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker if you attend the virtual Annual Meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the virtual Annual Meeting.

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     GENERAL INFORMATION - (Continued)

16. What do I need to attend the virtual Annual Meeting?

In order to attend, you must register in advance at www.proxydocs.com/HMHC any time before 7:00 a.m. Eastern Time on Friday, May 14, 2021.  Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions.  Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

17. How do I submit a question at the virtual Annual Meeting?

If you wish to submit a question, on the day of the Annual Meeting, beginning at 8:00a.m., Eastern Time on May 14, 2021, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/HMHC, type your question into the “Ask a Question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct which will be posted at www.proxydocs.com/HMHC in advance of the meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

18. Are there other things I should know if I intend to attend the virtual Annual Meeting?

Please note that you can only access the virtual Annual Meeting via your unique link to the Annual Meeting that will be emailed to you following completion of your registration at www.proxydocs.com/HMHC.

19. What will happen if I do not vote my shares?

Stockholders of Record

If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or vote your shares electronically during the virtual Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners

If you are the beneficial owner and you do not direct your broker or nominee regarding how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under applicable stock exchange rules, your broker or nominee generally does not have discretion to vote your shares on the election of directors, executive compensation proposals and other significant matters and, as such, does not have discretion to vote your shares with regard to Proposals 1, 2 and 3. We believe that Proposal 4 — ratification of the appointment of our independent registered public accounting firm — is a routine matter on which brokers and nominees can vote on behalf of their clients, if clients do not furnish voting instructions.

20. What is the effect of a broker non-vote?

Subject to applicable stock exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present virtually at the Annual Meeting or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum, nor will it impact the outcome of voting on Proposals 1, 2 and 3. Because brokers are entitled to vote on Proposal 4, we do not anticipate any broker non-votes with regard to this proposal.

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     GENERAL INFORMATION - (Continued)

21. May I revoke my proxy or change my vote?

Yes, our By-Laws provide that you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by:

•	delivering to our Secretary a letter revoking the proxy, which our Secretary must receive prior to the Annual Meeting;

•	delivering to our Secretary a new proxy, bearing a later date than the previous proxy, which our Secretary must receive prior to the Annual Meeting; or
•	attending the virtual Annual Meeting and voting electronically during the meeting before the polls close.

Attendance at the virtual Annual Meeting does not, standing alone, constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the virtual Annual Meeting by:

•	casting a new vote by telephone or over the Internet by the time and date set forth in Question 15 above; or
•	sending a new proxy card or voting instruction form with a later date that is received prior to the Annual Meeting.

22. Where do I send a stockholder proposal for consideration at the Company’s 2022 Annual Meeting of Stockholders?

If you wish to propose a matter for consideration at our 2022 Annual Meeting of Stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Secretary at the Company’s principal executive office, 125 High Street, Boston, Massachusetts 02110.

For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by our Secretary at our principal executive office on or before November 22, 2021 by 5:00 p.m., Eastern Time. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in our By-Laws. A stockholder who wishes to offer a proposal for consideration at our 2022 Annual Meeting of Stockholders (where such proposal does not otherwise qualify for inclusion in our 2022 proxy statement under Rule 14a-8) may do so by delivering written notice of the proposal to our Secretary, not before January 14, 2022 and not later than February 13, 2022. See “Stockholder Proposals and Nominations for the 2022 Annual Meeting” below in this proxy statement.

23. How can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results during the virtual Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

We maintain corporate governance guidelines (the “Corporate Governance Guidelines”) that set forth a flexible framework within which the Board, assisted by its committees, exercises its responsibilities. The Corporate Governance Guidelines provide a flexible framework for the conduct of the Board’s business and address, among other things:

•	Board membership, including size, director independence, membership criteria, and selection of new directors.
•	Board leadership structure.
•	Board procedures and practices, including meetings, conflicts of interest, director compensation, and performance assessment.
•	Board committees and chairs.
•	Management succession planning and review.

The Company’s Corporate Governance Guidelines are available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance” and are also available in print to any person who requests them by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 125 High Street, Boston, Massachusetts 02110.

Code of Conduct

We maintain a code of conduct (the “Code of Conduct”) that applies to all directors, officers and employees of the Company and serves as the foundation of our ethics and compliance program. Included within the Code of Conduct is our Finance Department Code of Ethics, which (in addition to the other provisions of our Code of Conduct) is applicable to our Chief Executive Officer, Chief Financial Officer and all other members of our finance department. Any substantive amendments to or waivers from a provision of the Code of Conduct requiring disclosure under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) or the SEC will be disclosed on our website. Under our Code of Conduct, all employees have a duty to report any violation or suspected violation of the policy or law to the appropriate personnel as identified in the policy.

The Code of Conduct is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance” and is also available in print to any person who requests it by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 125 High Street, Boston, Massachusetts 02110.

Director Independence

Nasdaq rules provide that a majority of our Board must be comprised of “independent directors”. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Jean-Claude Brizard, Daniel Allen, L. Gordon Crovitz, Jean S. Desravines, Lawrence K. Fish, Jill A. Greenthal, John F. Killian, John R. McKernan, Jr., E. Rogers Novak and Tracey D. Weber qualifies as an independent director.

Our Board has also determined that all of the members of its Audit Committee, Compensation Committee and Environmental, Social and Governance Committee (formerly known as the Nominating, Ethics and Governance Committee) are independent directors as defined under applicable Nasdaq rules and, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act.

In making such independence determinations for directors (and for members of committees, as applicable), our Board considered the criteria required by applicable Nasdaq rules, including, but not

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     CORPORATE GOVERNANCE - (Continued)

limited to, our relationships with the family members of such directors and companies with which such directors are affiliated and the relationships between our directors (including companies with which they are affiliated) and our independent auditors, as well as Mr. Crovitz having served as our interim President and Chief Executive officer from late September 2016 through mid-April 2017, and the Company’s payment of a portion of the compensation of Mr. Fish’s executive assistant not attributed to services rendered to the Company.

Board Leadership Structure

We currently separate the roles of the Chairman of the Board and the Chief Executive Officer. Our President and Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, who is an independent director, provides guidance and counsel to our Chief Executive Officer and presides over meetings of the Board. The Board believes that the separation of the two roles appropriately balances the need for our Chief Executive Officer to run our day-to-day operations, with involvement and oversight from the Chairman. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and our stockholders.

Committees of the Board

Our Board has standing Audit, Compensation and Environmental, Social and Governance (formerly known as the Nominating, Ethics and Governance Committee) Committees. The standing Board committees are chaired by independent directors, each of whom reports regularly to the Board at Board meetings on the activities and decisions made by the respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. We describe the current functions and members of each committee below.

The table below provides current standing committee memberships and 2020 committee meeting information:

Director	Audit	Compensation	Environmental, Social and Governance(1)

Daniel Allen

Jean-Claude Brizard(2)
L. Gordon Crovitz

Jean S. Desravines

Lawrence K. Fish*(3)

Jill A. Greenthal(3)

John F. Killian(3)

John J. Lynch, Jr.

John R. McKernan, Jr.

Tracey D. Weber

Actions by Written Consent	0	5	0

Total Committee Meetings	6	5	6

(1)

In September 2020, the Board expanded the Nominating, Ethics and Governance committee’s responsibilities to include reviewing and advising management on the Company’s environmental, social and governance (“ESG”) strategy, policies and programs.  To reflect the recent expansion of the committee’s duties with respect to ESG, the Board has renamed the committee as the Environmental, Social and Governance Committee.

(2)	Mr. Brizard joined each of the Compensation Committee and the ESG Committee effective March 19, 2021.

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     CORPORATE GOVERNANCE - (Continued)

(3)      The Board has determined that each of Mr. Fish, Ms. Greenthal and Mr. Killian qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

* = Chairman of the Board; = Chair; = Member

Audit Committee

Our Audit Committee Charter sets forth the duties of the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company related to internal controls, the audit of the Company’s financial statements, and such other matters as required under SEC rules and regulations and Nasdaq listing standards. Among other things, the Audit Committee meets with management, the internal auditors and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. The Audit Committee approves the appointment of our independent auditors, reviews and approves the scope of the annual audits of our financial statements, reviews our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors, periodically reviews major accounting policies and oversees and administers our related person transactions policy.

More detailed description of the functions, duties and responsibilities of the Audit Committee are set forth in its charter, which is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance.”

Compensation Committee

Our Compensation Committee Charter sets forth the duties of the Compensation Committee. Among other things, the Compensation Committee, in coordination with the Board, evaluates the Chief Executive Officer’s performance and makes recommendations to the Board regarding the compensation of our Chief Executive Officer and, in coordination with the Chief Executive Officer, reviews the Chief Executive Officer’s evaluation of the other executive leadership team members and approves their compensation, including salary, target annual bonus plan opportunity and long-term incentive program opportunity, and other compensation matters. The Compensation Committee reviews our compensation philosophy and strategy, and considers the material risks associated with the Company’s compensation structure, policies and programs as well as mitigating factors. The Compensation Committee also administers incentive compensation and equity-based plans, sets performance targets, metrics and weightings under the Company’s incentive compensation and equity-based plans, and reviews other special compensation matters, such as executive employment agreements and other compensatory arrangements, as well as severance and change-in-control arrangements.

More detailed description of the functions, duties and responsibilities of the Compensation Committee are set forth in its charter, which is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance.”

Independent Compensation Consultants

The Compensation Committee engages Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its compensation consultant to assist it in fulfilling its responsibilities under its charter. Semler Brossy advises the Compensation Committee on a broad range of executive compensation matters, including apprising the committee of executive compensation-related trends and developments in the marketplace, informing the committee of regulatory considerations relating to executive compensation, assessing the composition of the Company’s compensation peer group companies, providing competitive market data on executive compensation levels, program design and governance features, providing general advice in support of compensation decisions pertaining to our executive leadership team, and reviewing management proposals, documentation and disclosures in support of the committee. In retaining and utilizing Semler Brossy, the Compensation Committee considered, among other factors, the independence of the firm according to the factors the committee is required to consider under Rule 10C-1 of the Exchange Act and Nasdaq Rule 5605.  Semler Brossy does not have any other relationship with or provide any other services to the Company.  The Compensation Committee has determined that the firm is independent and does not have any conflicts of interest with the Company.

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     CORPORATE GOVERNANCE - (Continued)

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2020 were Messrs. Allen, Fish, Kilian, McKernan and Desravines and Ms. Weber. E. Rogers Novak was a member of the Compensation Committee through the end of his term on May 19, 2020. Jean-Claude Brizard became a member of the Compensation Committee on March 19, 2021.  None of our executive officers served as a member of the board or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Environmental, Social and Governance Committee

In September 2020, the Board expanded the Nominating, Ethics and Governance Committee’s responsibilities with respect to reviewing and advising management on the Company’s environmental, social and governance (“ESG”) strategy, policies and programs.  To reflect the expansion of the committee’s duties with respect to ESG matters, the Board has renamed the committee as the Environmental, Social and Governance Committee.

Our Environmental, Social and Governance Committee Charter sets forth the duties of the Environmental, Social and Governance Committee. The Environmental, Social and Governance Committee identifies individuals qualified to become members of the Board, reviews and makes recommendations on corporate governance guidelines and other policies as well as with respect to the size and structure of the Board, reviews and makes recommendations on director compensation and indemnification arrangements, oversees director orientation and continuing education programs, reviews management succession planning in coordination with the Board, and oversees the evaluation of the Board and its committees.

More detailed description of the functions, duties and responsibilities of the Environmental, Social and Governance Committee are set forth in its charter, which is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance.”

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     CORPORATE GOVERNANCE - (Continued)

Director Background Information

The chart below provides certain background and diversity demographic information for the nine nominees for election to our Board of Directors:

	Jean-Claude Brizard	L. Gordon Crovitz	Jean Desravines	Lawrence K. Fish	Jill A. Greenthal	John Killian	John J. Lynch, Jr.	John R. McKernan, Jr.	Tracey Weber

Years on the Board	*	8.7	3	10.7	8.9	10.2	3.10	8.6	4.8
Age	57	62	49	76	64	66	62	72	54
Gender	M	M	M	M	F	M	M	M	F
Race/Ethnicity
African American/Black	●		●
White/Caucasian		●		●	●	●	●	●	●

*Mr. Brizard joined the Board of Directors on March 19, 2021.

Director Nomination Process

The Environmental, Social and Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Environmental, Social and Governance Committee considers the qualifications set forth in our Corporate Governance Guidelines, including high personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business or financial affairs of the Company, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. Ultimately, the Environmental, Social and Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our By-Laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct.

The Environmental, Social and Governance Committee considers stockholder recommendations of qualified potential candidates. To have a potential candidate considered by the Environmental, Social and Governance Committee as a nominee for election at the 2022 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than February 13, 2022 and no sooner than January 14, 2022. Any such recommendation must include the same information required under our By-Laws for nomination of director candidates by stockholders.

Stockholders also have the right under our bylaws to nominate director candidates, without any action or recommendation on the part of the Environmental, Social and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2022 Annual Meeting”.

Board Role in Risk Oversight

The Board is responsible for reviewing and approving the Company’s risk management strategy and framework consistent with its duty of oversight over the management of the business and affairs of the Company. As a result of the COVID-19 pandemic, the Board increased the frequency of its meetings with the management team over the course of 2020 in order to have greater visibility on the impact of the pandemic on the business and also to gain insight into the Company’s health and safety programs

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     CORPORATE GOVERNANCE - (Continued)

implemented to support and ensure the safety and well-being of the Company’s employees who are either working remotely or onsite at our distribution centers.

The Audit Committee, under powers delegated to it by the Board, is responsible for discussing with the Company’s management the major financial, operational, legal, compliance and other significant risks (including cybersecurity risks), as well as the Company’s risk assessment and risk management policies and practices in place. The Audit Committee works directly with members of senior management and the Company’s internal audit team to review and assess our risk management initiatives, including the Company’s compliance programs, and reports these matters to the Board, as appropriate. In addition, the Audit Committee meets as appropriate: (i) as a committee to discuss the Company’s risk management policies and exposures; and (ii) with the Company’s independent auditors to review our internal control environment and potential significant risk exposures.

The Compensation Committee oversees and annually reviews the management of risks relating to our compensation programs and policies. In fulfillment of its duties, the Compensation Committee has direct responsibility for reviewing and approving the compensation of our executive officers and other compensation matters. The Compensation Committee meets regularly with senior management to understand the financial, human resources and stockholder implications of compensation decisions and reports these matters to the Board, as appropriate.

The Environmental, Social and Governance Committee oversees the management of risks related to the Company’s corporate governance structure and leadership, conflicts of interest and director nomination process. In addition, in September 2020 the Board expanded the Nominating, Ethics and Governance committee’s responsibilities with respect to reviewing and advising management on the Company’s ESG strategy, policies and programs.  To reflect the expansion of the committee’s duties with respect to ESG matters, the Board has renamed the committee as the Environmental, Social and Governance Committee.

The Board engages in the oversight of risk management in various ways. The Board sets goals and standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company. During the course of each year, the Board reviews the structure and operation of various departments and functions of the Company. In these reviews, the Board discusses with management material risks affecting those departments and functions and management’s approach to mitigating those risks. The Board reviews and approves management’s operating plans and material risks that could affect the results of those operating plans (including cybersecurity risks). In its review and approval of annual reports on Form 10-K, the Board reviews the Company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit Committee reviews these risks in connection with the preparation of quarterly reports on Form 10-Q. When the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of the Company’s management. As the market environment, industry practices, regulatory requirements and the Company’s business evolve, it is expected that senior management and the Board will respond with appropriate risk mitigation strategies and oversight.

Board Meetings and Annual Meeting Attendance by Board Members

We expect our directors to attend each meeting of the Board and of the committees on which our directors serve. We also expect our directors to attend our annual meeting of stockholders. During 2020, in light of the COVID-19 global pandemic the Board increased the frequency of its meetings and met 22 times. In 2020, no member of the Board attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she served as a director); and (ii) the number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on any such committee). All of our then-serving directors attended our 2020 Annual Meeting of Stockholders.

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     CORPORATE GOVERNANCE - (Continued)

Executive Sessions

The Board generally meets in executive sessions as part of every regularly scheduled Board meeting without management directors or any other members of management present unless the Board specifically requests their presence. In addition, the independent directors of the Board meet in executive session without any members of management present at least two times annually, but ideally as part of every regularly scheduled Board meeting, to be consistent with the requirements set forth in the Nasdaq rules and our Corporate Governance Guidelines.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters, located at 125 High Street, Boston, Massachusetts 02110. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed. On a quarterly basis, all of the information is shared with the Chairman of the Board.

Review and Approval of Transactions with Related Persons

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), or any entity with which any such person is employed, is a general partner or principal, or has a 10% or greater beneficial ownership interest, each of whom we refer to as a “related person,” has a direct or indirect material interest (a “related person transaction”).

Our policy provides that, prior to entering into any related person transaction, either the related person or the department head responsible for the potential related person transaction will provide notice to the legal department of the proposed transaction. If the legal department determines that the proposed transaction is a related person transaction, the transaction is presented to the Audit Committee for consideration at the next Audit Committee meeting. If the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction is presented to the Chair of the Audit Committee (who possesses delegated authority to act between meetings). The Audit Committee or the Chair considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or a related entity of a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related person transaction.

The Audit Committee or the Chair approve only those related person transactions that they determine are in the best interests of the Company. The Chair reports to the Audit Committee at the next meeting any approval under this Policy pursuant to delegated authority.

If the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy, such transaction will be submitted to the Audit Committee or Chair. The Audit Committee or the Chair will review and consider all of the relevant facts and circumstances related to this transaction as described above and evaluate all options, including but not limited to ratification, rescission, amendment or termination of the related person transaction. The Audit Committee periodically reviews any previously approved or ratified related person transactions that remain ongoing. Based on all relevant facts and circumstances, the Audit Committee determines if it is in the best interests of the Company to continue, modify or terminate the related person transaction.

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Employment relationships and compensation arrangements between us and our executive officers are not considered related person transactions if they have been reviewed and approved by the Compensation Committee or the Board.

Investor Rights Agreement

In connection with our restructuring, on June 22, 2012, we entered into an investor rights agreement with our new stockholders (the “Investor Rights Agreement”). The Investor Rights Agreement contains, among others, provisions granting our stockholders party thereto from time to time certain registration rights as described in further detail below and provisions related to confidentiality, holdback agreements and our public reporting obligations.

The Investor Rights Agreement provides our stockholders party thereto from time to time with certain registration rights. Under the Investor Rights Agreement, we are required to use commercially reasonable efforts to file and cause to become effective, a shelf registration statement (on Form S-3 if permitted) for the benefit of all stockholders party to the Investor Rights Agreement, and any individual holder or holders of 15% or more of our outstanding common stock can demand an unlimited number of “shelf takedowns,” so long as the total offering size is reasonably expected to exceed $100 million.

Each holder or group of holders who owns at least 15% of our outstanding common stock has: (i) one Form S-1 demand registration right per annum, which may be conducted in an underwritten offering, as long as the total offering size is reasonably expected to exceed $100 million; and (ii) unlimited Form S-3 demand registration rights, which may be conducted in underwritten offerings, as long as the total offering size is reasonably expected to exceed $100 million, each subject to customary cutback provisions.

Each stockholder party to the Investor Rights Agreement has unlimited piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The registration rights described above are subject to certain cutback provisions and customary suspension/blackout provisions. We have agreed to pay all registration expenses under the Investor Rights Agreement, except that the selling stockholders may be responsible for their pro rata shares of underwriters’ fees, commissions and discounts (subject to the exception described below), stock transfer and certain legal expenses. We are required to pay certain expenses of the selling stockholders, including one firm of legal counsel for the selling stockholders, for any shelf takedown under the shelf registration statement.

In connection with the registration rights described above, we have agreed to indemnify the stockholders against certain liabilities. The Investor Rights Agreement also contains certain holdback agreements that apply to each stockholder party to the Investor Rights Agreement. Generally, without our prior consent and subject to limited exceptions, the stockholders party to the Investor Rights Agreement have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities during: (i) the seven-day period prior to the pricing of such offering; and (ii) the 90-day period beginning on such pricing date.

Pursuant to its rights under the Investor Rights Agreement, during 2020 Anchorage Capital Group, L.L.C. (“Anchorage”) requested that the Company register for resale all of its outstanding shares.  The Company filed the necessary Registration Statement on Form S-3 and it was declared effective on November 25, 2020.  As set forth in Anchorage’s amended Schedule 13D/A filing dated December 10, 2020, Anchorage no longer holds any shares of common stock of the Company.

Anchorage Nomination Agreement

On December 21, 2016, the Company appointed Daniel Allen, President, Senior Portfolio Manager and partner of Anchorage, to the Board and the Nominating, Ethics and Governance Committee. The appointment was made pursuant to a nomination agreement the Company entered into with certain affiliates of Anchorage who are stockholders of the Company (the “Anchorage Holders”) dated as of December 21, 2016 (the “Anchorage Nomination Agreement”).

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     CORPORATE GOVERNANCE - (Continued)

Pursuant to the Anchorage Nomination Agreement, the Company also agreed, among other things (and subject to certain terms and conditions), to include Mr. Allen on the Company’s slate of director candidates for re-election at our 2017 Annual Meeting. On February 1, 2020, Mr. Allen retired from Anchorage and became a Senior Advisor to the firm.  Anchorage informed the Company at that time that Mr. Allen would continue to serve on the Company’s Board as Anchorage’s designee.

On November 4, 2020 Anchorage and the Company entered into an amendment of the Anchorage Nomination Agreement (the “Amendment”) confirming that the “Restricted Period” under the Anchorage Nomination Agreement would expire on November 5, 2020. Accordingly, pursuant to its terms, the Anchorage Nomination Agreement ceased to be in effect at the end of the day on November 5, 2020. Mr. Allen, who no longer served as a designee of Anchorage, remained on the Company’s Board of Directors as an independent director.

The Anchorage Nomination Agreement contained restrictions on certain actions by Anchorage during the Restricted Period. These restrictions included, among other things and with certain carve-outs, restrictions on: (i) soliciting proxies or initiating a stockholder proposal with respect to the Company; (ii) forming or influencing any “group” (as defined pursuant to Section 13(d) of the Exchange Act) with respect to securities of the Company; (iii) acquiring additional shares where it would result in Anchorage beneficially owning more than 20% of the Company’s outstanding common stock; (iv) other than in an underwritten widely dispersed public offering, knowingly transferring common stock to any person or group that would beneficially own more than 10% of the Company’s outstanding common stock as a result of such transfer; (v) making disparaging public statements regarding the Company or its affiliates (with the Company agreeing to a reciprocal restriction) or making public proposals regarding changes in the Company’s business or financial condition; and (vi) initiating legal proceedings against the Company or requesting inspection of the Company’s corporate books and records. Additionally, for the duration of the Restricted Period, Anchorage agreed to cause all voting securities owned by it to, at each Company stockholder meeting, be present for quorum purposes and vote (i) for all directors nominated by the Board for election and (ii) in accordance with the recommendation of the Board on any precatory or non-binding proposals.

Indebtedness

Affiliates of certain of our stockholders, including stockholders holding 5% or more of our common stock, also currently own a portion of our indebtedness, including indebtedness outstanding under our term loan facility. Mr. Allen, a director of the Company, was a partner at Anchorage until February 1, 2020.  In November 2019, Anchorage participated as a lender in the refinancing of the Company’s debt, acquiring $20 million out of the $306 million in aggregate principal amount of 9.000% Senior Secured Notes due 2025 issued by the Company and becoming a lender under the Company’s second amended and restated term loan credit agreement with a commitment of $15 million out of the $380 million in initial principal amount of the term loan.  Anchorage’s participation in the refinancing was on the same terms as all the other lenders.

Indemnification Arrangements

We have entered into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our charter documents. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

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DIRECTOR COMPENSATION

The Environmental, Social and Governance Committee is responsible for reviewing and recommending non-employee director compensation to the Board for its approval. We pay our non-employee directors a mix of fixed cash compensation and variable equity-based compensation. We do not provide any compensation to Company employee directors or, prior to November 2020, to Mr. Allen pursuant to the Anchorage Nomination Agreement for their Board service. The compensation paid to our non-employee directors consists of an annual retainer for service as a member or the Chairman of the Board, of which a portion is paid in cash and a portion in equity, plus an annual cash retainer for service as a member or chair of Board committees, as set forth in the tables below. The Company also reimburses directors for expenses they incur in connection with attending Board and committee meetings.

Under the Company’s non-employee director deferred compensation program (“Deferred Compensation Program”), non-employee directors are permitted to defer receipt of cash and equity-based compensation, with deferred amounts to be paid out either at a specified date or upon the individual’s separation from service in accordance with the individual’s election. Under the Deferred Compensation Program, deferred cash compensation is deemed to be notionally invested in Company common stock and credited with earnings or losses with respect thereto. Each of Messrs. Crovitz and McKernan elected to defer 100% of the portion of their compensation for 2020 that was delivered in the form of time-based restricted stock units (“RSUs”). Following the initial year of a director’s eligibility to participate in the Deferred Compensation Program for which special rules apply, deferral elections may be made no later than the end of the year prior to the fiscal year in which the compensation is earned.

As a result of the COVID-19 pandemic, the majority of the Company’s workforce has worked remotely since March 2020. In addition, from April 2020 through the end of July 2020, the Company implemented a four-day work week furlough program along with executive and senior leadership salary reductions.  For directors, the Company implemented a 25% reduction in director cash compensation from April 2020 through the end of July 2020.

As of December 31, 2020, the retainers paid to our non-employee directors for service as a member or the Chairman of the Board, a portion of which is paid in cash and a portion of which is paid in equity is as follows:

Position	Aggregate Annual Retainer for Chairman/Membership ($)	Amount Payable in Cash ($)	Amount Payable in RSUs ($)

Board Chairman	250,000	120,000	130,000
Other Board Members	165,000	80,000	85,000

The retainers paid to our non-employee directors for service as a member or chair of standing Board committees, all of which are paid in cash, in effect as of December 31, 2020 are as follows:

Position	Annual Retainer for Non-Chair Membership ($)	Aggregate Annual Retainer for Chair ($)

Audit Committee	10,000	15,000
Compensation Committee	10,000	15,000
Nominating, Ethics and Governance Committee	5,000	7,500

Cash compensation is payable quarterly. Equity compensation is granted annually to non-employee directors on May 31 of each year and vests on the first anniversary of the date of grant, subject to continued service as a member of the Board. If necessary, director fees and grants are pro-rated for any portion of the year or quarter in which the director was not serving on the Board or the Committee.

In February 2021, the Board, upon recommendation from the Environmental, Social and Governance Committee, approved certain changes to non-employee director compensation following consideration of the December 2019 Semler Brossy targeted benchmarking analysis of competitive director pay levels, as well as the increased ESG responsibilities for the Environmental, Social and Governance Committee.  Effective following the Annual Meeting, non-employee director equity compensation will increase from $130,000 to $155,000 for the Board Chairman and will increase from $85,000 to $110,000 for all other

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     DIRECTOR COMPENSATION - (Continued)

Board members.  In addition, the annual retainer for the Environmental, Social and Governance Committee non-chair membership will increase from $5,000 to $10,000 and the annual retainer for Environmental, Social and Governance Committee chair will increase from $7,500 to $15,000.  All other non-employee director compensation will remain the same.

Director Compensation

The following table sets forth information regarding the compensation we paid to our non-employee directors for service on the Board during 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Daniel Allen(4)	14,715	—	—	14,715
L. Gordon Crovitz	78,478	85,000	—	163,478
Jean S. Desravines	92,326	85,000	—	177,326
Lawrence K. Fish	133,872	130,000	46,338	310,210
Jill A. Greenthal	94,635	85,000	—	179,635
John F. Killian	106,176	85,000	—	191,176
John R. McKernan Jr.	101,560	85,000	—	186,560
E. Rogers Novak Jr.(5)	23,750	—	—	23,750
Tracey D. Weber	92,326	85,000	—	177,326

(1)

Represents the aggregate cash retainers for Board and committee service and reflects the 25% reduction in director cash compensation from April 2020 through July 2020 adopted as part of the Company’s cost-savings measures implemented in response to the COVID-19 pandemic.

(2)

Represents the aggregate grant date fair value of RSUs granted in May 2020 in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Stock Compensation” (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These awards will vest on May 31, 2021, subject to continued service on the Board. As of December 31, 2020, Mr. Fish held 84,967 RSUs, each of Messrs. Crovitz, Desravines, Killian and McKernan held 55,556 RSUs and Mses. Greenthal and Weber held 55,556 RSUs.

(3)	Represents portion of salary and benefits paid to Mr. Fish’s executive assistant not attributed to services rendered to the Company.
(4)

Mr. Allen only received director compensation for his service on the Board from November 5, 2020 through December 31, 2020 as he was an independent director and no longer serving as Anchorage’s stockholder designee due to the termination of the Anchorage Nomination Agreement.  Prior to November 5, 2020 Mr. Allen did not receive any director compensation for his service on the board.

(5)	Mr. Novak received director compensation for his service on the Board through the end of his term on May 19, 2020.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee the stockholders’ interest in the overall success of our business and our financial strength. Nine (9) directors are to be elected at the Annual Meeting to serve until the Company’s next annual meeting of stockholders and until their successors are elected and qualified, subject to a director’s earlier death, resignation, retirement, disqualification or removal. Daniel Allen will not stand for re-election at the 2021 Annual Meeting and will cease to serve as a director upon the election of directors at the 2021 Annual Meeting.  The Board thanks him for his exemplary service to the Company. The size of the Board will be reduced to nine members effective upon the election of directors at the Annual Meeting.  If you sign your proxy card or vote by telephone or over the Internet, but do not give instructions with respect to the election of directors, your shares will be voted for the nine director nominees recommended by the Board. If you sign your voting instruction form but do not give instructions with respect to the election of directors to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Upon the recommendation of the Environmental, Social and Governance Committee, the Board has nominated our current directors, other than Mr. Allen who will not be standing for re-election, for election. The nominees are willing to be elected and to serve. If any nominee is not a candidate for election at the Annual Meeting (an event that the Board does not anticipate), the proxies may be voted for a substitute nominee. The business experience, qualifications and affiliations of each nominee are set forth below.

Jean-Claude Brizard

Director Since: March 2021    •    Age: 57

Committees: Compensation Committee; and Environmental, Social and Governance Committee

Jean-Claude Brizard has served as President and CEO of Digital Promise, a global, nonpartisan, nonprofit organization focused on accelerating innovation in education, since March 2021. Mr. Brizard served as Senior Advisor and Deputy Director in US Programs at the Bill and Melinda Gates Foundation where he focused on PK-16 education across five communities in four states from October 2017 to February 2021. Mr. Brizard also led several strategies to help close the racial and economic achievement gaps in Washington State's educational system as well as support the growth and sustainability of the state’s public charter school sector. From January 2016 through October 2017, Mr. Brizard was a Partner and Vice President at Cross & Joftus (now known as FourPoint Education Partners) and supported the work of many state departments of education and public-school districts seeking to turnaround chronically failing school systems as well as focusing on education to career.  Mr. Brizard is the former Chief Executive of Chicago Public Schools. Prior to his appointment in Chicago, he was Superintendent of Schools for the Rochester, NY School District. Under Mr. Brizard’s leadership, both the Chicago Public Schools and the Rochester City School District saw substantial improvements in student performance. Mr. Brizard’s experience also includes a 21-year career as an educator and administrator with the NYC Department of Education. He served as a Regional Superintendent, supervising more than 100 schools in the Borough of Brooklyn and he also served as the system’s Executive Director for its 400 secondary schools. Mr. Brizard is a Fellow of the Broad Center, a Fellow of the Pahara-Aspen Institute, and a member of the Aspen Institute Global Leadership Network.  Mr. Brizard self identifies as African American.

L. Gordon Crovitz

Director Since: August 2012    •    Age: 62

Committees: Audit Committee; and Environmental, Social and Governance Committee

L. Gordon Crovitz co-founded and became co-Chief Executive Officer of NewsGuard Technologies Inc. in 2018, which gives consumers information about the news brands they access online, and has been a partner at NextNews Ventures, a partnership investing in early-stage news companies, since June 2009. Mr. Crovitz served as interim President and Chief Executive Officer of the Company from September 2016 to April 2017. Mr. Crovitz co-founded e-commerce software company Press+ LLC in 2009 and served as Co-Chief Executive Officer from April 2009 to September 2014. From 1980 to 2007, Mr. Crovitz held a number of positions with Dow Jones and The Wall Street Journal, culminating in his role as Executive Vice President for Dow Jones and Publisher of The Wall Street Journal. Mr. Crovitz serves on

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     PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

the Board of Directors of Next Digital Limited and Marin Software Incorporated.  Mr. Crovitz previously served as a director for Business Insider from 2008 to 2020 and as a director for Blurb from 2009 to 2020. He is also on the board of the American Association of Rhodes Scholars. Mr. Crovitz’s qualifications to serve on the Board include his management experience in the publishing industry and extensive experience as a director.

Jean S. Desravines

Director Since: March 2018    •    Age: 49

Committees: Audit Committee; and Compensation Committee

Jean S. Desravines has served as Chief Executive Officer of New Leaders, a national education nonprofit organization, since February 2011. In his role as Chief Executive Officer of New Leaders, he manages an organization that develops leaders for high-need schools in more than 20 cities and 15 states. Mr. Desravines previously served in senior positions in the New York City Department of Education, including as senior counselor to the chancellor of New York City’s public school system. He has also served on the board of trustees of St. Francis College since October 2014, and as a director of America Achieves, a national non-profit organization dedicated to improving public schools in the United States, since February 2016. He joined the board of directors of The New York Landmarks Conservancy, a non-profit organization, in February 2019. Mr. Desravines’ qualifications to serve on the Board include his extensive experience in the education nonprofit and public sectors. Mr. Desravines self identifies as Black.

Lawrence K. Fish (Chairman of the Board)

Director Since: August 2010    •    Age: 76

Committees: Audit Committee; Compensation Committee; and Environmental, Social and Governance Committee

Lawrence K. Fish served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”) from 2005 to 2008 and as Chairman, President and Chief Executive Officer of Citizens from 1992 to 2005. Mr. Fish is a member of the Massachusetts Institute of Technology Corporation (the institute’s board of trustees).  Mr. Fish previously served as a director of Tiffany & Co. from 2008 to 2019 and as a director of Textron Inc. from 1999 to 2020.  He is also an Honorary Trustee of the Brookings Institution in Washington D.C., Chairman of the Board of Management Sciences for Health and Trustee of Woods Hole Oceanographic Institution. Mr. Fish’s qualifications to serve on the Board include his extensive experience in the areas of finance, marketing, general management and corporate governance.

Jill A. Greenthal

Director Since: June 2012    •    Age: 64

Committees: Audit Committee; and Environmental, Social and Governance Committee (Chair)

Jill A. Greenthal has been a Senior Advisor in Private Equity at the Blackstone Group, an investment firm, since 2007, working closely with Blackstone’s global media and technology teams to assist in investments in those sectors. She also serves as a director of Akamai Technologies, Inc. and Cars.com Inc., and previously served as a director of Orbitz Worldwide from 2007 to 2013, Michaels Stores from 2011 to 2015 and Flex Ltd. from 2018 to 2020. Prior to 2007, Ms. Greenthal was an investment banker and partner at each of Blackstone and Credit Suisse First Boston. Ms. Greenthal is also a trustee of the Dana-Farber Cancer Institute and The James Beard Foundation and is an Overseer of the Museum of Fine Arts in Boston, Massachusetts. Ms. Greenthal’s qualifications to serve on the Board include her extensive experience in advising and financing media, Internet and technology companies.

John F. Killian

Director Since: January 2011    •    Age: 66

Committees: Audit Committee (Chair); and Compensation Committee

John F. Killian was Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (“Verizon”) from March 2009 through October 2010. Prior to becoming Chief Financial Officer, Mr. Killian

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     PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

was President of Verizon Business from October 2005 until March 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian serves on the board of directors at ConEdison Inc. He is also a Trustee of Goldman Sachs Trust II, an open-end management investment company. Mr. Killian’s qualifications to serve on the Board include his extensive financial expertise, as well as significant management and leadership experience.

John J. Lynch, Jr.

Director Since: May 2017    •    Age: 62

Committees: None

John “Jack” J. Lynch, Jr. has served as President and Chief Executive Officer of the Company since April 2017. Mr. Lynch served as Chief Executive Officer of Renaissance Learning, a leader in K-12 learning analytics, from November 2012 to April 2017. He has been active in the K-12 education industry since 1999 and was the founding Chief Executive Officer of bigchalk.com, where he created an education network serving 40,000 schools. He also served as president and Chief Executive Officer of the Pearson Technology Group from May 2003 to May 2006. Prior to joining Renaissance Learning, Mr. Lynch was a member of the executive board of Wolters Kluwer. Mr. Lynch serves on the board of directors of Meazure Learning, a full-service exam delivery and online proctoring solution provider for academic, professional and lifelong learners.  Mr. Lynch’s qualifications to serve on the Board include his leadership role in the Company and his over 25 years of management experience in the software and information industry, including in the field of education technology.

John R. McKernan, Jr.

Director Since: September 2012    •    Age: 72

Committees: Compensation Committee (Chair); and Environmental, Social and Governance Committee

John R. McKernan, Jr. served as a member of the Board from August 2010 through June 2012 and rejoined the Board in September 2012. Mr. McKernan has served as Chairman and Chief Executive Officer of McKernan Enterprises, Inc., a strategic consulting and investment firm, since January 1995 and a Senior Advisor at the U.S. Chamber of Commerce since March 2015, where he also served as its Foundation President from October 2013 to February 2015. He is also currently a director of BorgWarner Inc. and Management and Training Corporation. Mr. McKernan also serves as the Chair of the BorgWarner Foundation. Mr. McKernan is the former Chairman of Education Management Corporation, a provider of post-secondary education in North America, where he served as Chief Executive Officer from September 2003 until February 2007 and as a director until 2015. Mr. McKernan is currently Chairman of the Board of Directors of The Foundation for Maine’s Community Colleges and a director of The American Action Forum and served as Governor of the State of Maine from 1987 to 1995. Mr. McKernan served as a director of Achieve from 2016 to 2020. Mr. McKernan’s qualifications to serve on the Board include his superior leadership capabilities, knowledge of the legal and legislative processes and significant prior experience as a director.

Tracey D. Weber

Director Since: July 2016    •    Age: 54

Committees: Audit Committee; and Compensation Committee

Tracey D. Weber currently serves as General Manager, Marketplace and Digital Growth/Ecosystems for IBM, a global technology services company, where she is responsible for IBM’s digital marketplace and revenues, several SaaS offerings, as well as efforts to build a digital ecosystem for Hybrid Cloud.  Since May 2017, she has had responsibility for the IBM digital platform. She previously served as Chief Client Officer and Vice President of Transformation for IBM’s Watson Customer Engagement business unit from September 2016 to May 2017. From February 2016 to April 2016, Ms. Weber was a Strategic Advisor for innovative online shopping destination Gilt Groupe, where she formerly served as President from February 2015 to February 2016 and Chief Operating Officer from September 2013 to February 2015. She served as Managing Director, North America Internet and Mobile and Global Product at Citibank, NA, a multinational financial services corporation, from October 2010 to July 2013. Ms. Weber has also

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     PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

previously served as Executive Vice President of Barnes & Noble, Inc.’s textbooks and digital education division and has held several leadership positions at Travelocity.com. From July 2013 to March 2016, she served on the board of International Game Technology. Ms. Weber’s qualifications to serve on the Board include her leadership roles across a variety of consumer industries and extensive digital operations experience.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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EXECUTIVE OFFICERS

The executive officers of the Company are set forth below:

Name	Age	Position
John J. Lynch, Jr.	62	President, Chief Executive Officer and Director
Joseph P. Abbott, Jr.	44	Executive Vice President and Chief Financial Officer
William F. Bayers	66	Executive Vice President, Secretary and General Counsel
Amy L. Dunkin	47	Executive Vice President, General Manager, Services
Michael E. Evans	59	Executive Vice President, Chief Revenue Officer
Matthew Mugo Fields	45	Executive Vice President and General Manager, Supplemental and Intervention Solutions
James P. O’Neill	48	Executive Vice President and General Manager, Core Solutions
Alejandro Reyes	56	Senior Vice President, Chief People Officer

Set forth below is certain additional information concerning the Company’s executive officers, including their respective positions with the Company and prior business experience, other than Mr. Lynch, for whom such information is provided above under the caption “Proposal 1: Election of Directors”.

Joseph P. Abbott, Jr.

Executive Vice President and Chief Financial Officer

Joseph P. Abbott, Jr. joined the Company in March 2016 as Executive Vice President and Chief Financial Officer. From 2012 to 2016, Mr. Abbott was an Executive Director in the Media and Communications Investment Banking Group at Morgan Stanley, where he held various roles since 2005. At Morgan Stanley, Mr. Abbott led a team that advised educational publishing and information services companies (and their stakeholders) on all aspects relating to mergers and acquisitions, financings and other major strategic transactions. Prior to joining Morgan Stanley, Mr. Abbott served as an officer in the United States Navy.

William F. Bayers

Executive Vice President, Secretary and General Counsel

William F. Bayers joined the Company in May 2007 as Senior Vice President, Secretary and General Counsel and has served as Executive Vice President, Secretary and General Counsel since March 2008. Previously, he served as Vice President and General Counsel of Harcourt Education Group. Mr. Bayers oversees all legal, regulatory and corporate matters for the Company.

Amy L. Dunkin

Executive Vice President, General Manager, Services

Amy L. Dunkin has served as our Executive Vice President, General Manager, Services since June 2019.   Previously, she served as our Senior Vice President, Chief Marketing Officer from September 2017 to June 2019, and prior to that she served as our Senior Vice President of Marketing since March 2016 after joining the Company in June 2015 as Vice President of Marketing. From 2009 through May 2015, Ms. Dunkin served as Vice President of Marketing of Scholastic Corporation, a publisher and distributor of books, instructional material and media for children, where she held various roles since 2005. As General Manager, Services, she oversees our Professional Services business. Ms. Dunkin has over 20 years of experience in educational technology, publishing and media in both marketing and business development roles.

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     EXECUTIVE OFFICERS - (Continued)

Michael E. Evans

Executive Vice President, Chief Revenue Officer

Michael E. Evans has served as our Executive Vice President, Chief Revenue Officer since September 2019.  Previously, he served as Chief Financial Officer for McGraw Hill Education, a learning science company and educational publisher, from January 2019 through July 2019. Prior to McGraw Hill Education, he was the Chief Financial Officer of Ruffalo Noel Levitz, a private equity education-services company, from October 2018 through December 2018. Mr. Evans was Chief Operating Officer and Chief Financial Officer of Renaissance Learning, a leader in K-12 learning analytics, from October 2015 through October 2018. Mr. Evans joined Pearson, PLC in 2003 and held various roles within Pearson, including Senior Vice President – Product Management, Marketing & Research from January 2015 through October 2015, Senior Vice President, General Manager for Pre-K-12 Literacy and Mathematics from June 2011 through December 2014, and President of Pearson School Systems. Prior to Pearson, Mr. Evans was the Chief Operating Officer of Bigchalk, Inc., a K-12 library database provider. He also held various senior management positions in both broadcast and cable television including his role as Assistant General Manager of the Food Network cable television channel. In his current role, Mr. Evans is responsible for K-12 go-to-market and customer lifecycle including sales, marketing, customer success, technical support and corporate program management.

Matthew Mugo Fields

Executive Vice President and General Manager, Supplemental and Intervention Solutions

Matthew Mugo Fields has served as Executive Vice President and General Manager, Supplemental and Intervention Solutions since October 2017. Previously, he served as Vice President, Consumer Group of McGraw-Hill Education, a learning science company and educational publisher, from October 2016 through October 2017. He was the founder and Chief Executive Officer of Redbird Advanced Learning, a digital personalized learning provider, from July 2013 until its acquisition by McGraw-Hill Education in October 2016. Mr. Fields was also a co-founder of Rocket Group, a provider of in-school tutoring, and served as president and as a director from 2006 to October 2016.

James P. O’Neill

Executive Vice President and General Manager, Core Solutions

James P. O’Neill has served as Executive Vice President and General Manager, Core Solutions since September 2017. From September 2012 through September 2017, he served as Chief Product and Strategy Officer of Achieve3000, Inc., a developer of online differentiated instruction solutions. Previously, he held several roles at the Company from January 2005 to September 2012, including as Senior Vice President, Product Management and Strategy from April 2012 through September 2012. Mr. O’Neill currently serves on the board of directors of Amira Learning, Inc.  Mr. O’Neill has over 20 years of experience in educational technology, product development, strategy, marketing and sales.

Alejandro Reyes

Senior Vice President, Chief People Officer

Alejandro Reyes has served as Senior Vice President, Chief People Officer since November 2017, focusing on enabling the success of the employee community through strategic people initiatives including leadership and talent development, talent management and culture change. From May 2011 to October 2017, he served as Chief Talent and Organization Development Officer at Laureate Education, Inc., a global network of degree-granting higher education institutions, where he was responsible for building the company’s talent infrastructure. Prior to his time at Laureate, Mr. Reyes held roles relating to organizational and leadership transformation at Dell Inc. from October 2006 to May 2011, and at Motorola, Inc. from May 1998 to October 2006.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to assist our stockholders in understanding our executive compensation philosophy and objectives, program, practices and policies as well as the 2020 compensation for the following executive leadership team members (our “named executive officers,” or “NEOs”):

Named Executive Officers
John J. Lynch, Jr.	President and Chief Executive Officer
Joseph P. Abbott, Jr.	Executive Vice President and Chief Financial Officer
William F. Bayers	Executive Vice President, Secretary and General Counsel
Michael E. Evans	Executive Vice President, Chief Revenue Officer
James P. O’Neill	Executive Vice President and General Manager, Core Solutions

Executive Summary

Our Business

Overview

HMH is a learning technology company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. We are organized along two business segments: Education and HMH Books & Media (formerly referred to as Trade Publishing). Our Education segment focuses on the kindergarten through 12th grade (“K-12”) educational market and, in the United States, we are a market leader. We specialize in comprehensive core curriculum, supplemental and intervention solutions, and we provide ongoing support in professional learning and coaching for educators and administrators.

Our offerings are rooted in learning science, and we work with research partners, universities and third-party organizations as we design, build, implement and iterate our offerings to maximize their effectiveness. We are purposeful about innovation, leveraging technology to create engaging and immersive experiences designed to deepen learning experiences for students and to extend teachers’ capabilities so that they can focus on making meaningful connections with their students.

For nearly two centuries, our HMH Books & Media segment has brought renowned and awarded children’s, fiction, non-fiction, culinary and reference titles to readers throughout the world. Our distinguished author list includes ten Nobel Prize winners, forty-nine Pulitzer Prize winners, and twenty-six National Book Award winners. In November 2020, we announced that we were beginning to explore a

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

potential sale of the HMH Books & Media segment. Such a sale would be intended to build on the Company’s other strategic restructuring efforts and further align its cost structure to its digital-first, connected strategy.

During 2020, we sharpened our focus on learning technology, providing innovative connected solutions for our customers that deliver more impact and more successful outcomes.  As our customers faced significant disruption in teaching and learning due to the COVID-19 pandemic, we continued to provide vital resources and support to educators, students and teachers when they needed us most.  We continued to transform our business and execute our strategy so in the future we can continue to deliver more impact for students and greater returns for shareholders. In 2020, our solutions-oriented team delivered significant strategic progress and execution in the face of unprecedented challenges. We have confidence and renewed optimism as we look to 2021 and feel we have a strong foundation for our future.

Achievements Through HMH Strategy

Through the implementation of our 2018-2020 strategy over the past three years, we have advanced our transformation through three key pillars: enhance and extend the core, develop integrated solutions and achieve operational excellence.

We've built one connected platform for all our products and services to support all subjects, all students and all teachers anywhere, whether instruction is provided in-person, remote, or in a hybrid model. This includes new, next generation programs in all four major core disciplines, along with a portfolio of best-in-class supplemental and intervention offerings.

In addition, we've begun to transition to a subscription-based business model that provides continuous updates and improvements to our customers, generates recurring revenue and is a powerful value proposition to our shareholders. We've established an entirely new operating model and a new way of working. This is a very strong foundation for HMH that benefits both our customers and our shareholders.

Now, as we look to enhance that strong foundation over the next three years, we have to answer one essential question: how do we create customer success? More specifically, what “experience” do we want our teachers to have with our products and services to help them produce the “outcomes” they aim to achieve for their students?

Our strategy to do that is Digital First, Connected. This strategy to 2023 has three pillars:

1.Grow Our Digital First, Connected Business

2.Deepen Customer Engagement & Increase Customer Outcomes

3.Optimize Our Digital Transformation

Through this strategy, we seek to create digital, connected, coherent, and compelling solutions that enable us to become the largest instructional materials EdTech company in K-12. We’ll strive to optimize the end-to-end customer journey by creating deep user engagement that is designed to lead to successful student outcomes. We’ll continue building a digitally mature organization and business and install the next generation of connected digital operations and infrastructure internally. And, we’ll seek to develop rich talent, execution capacity, culture, and leadership – to support and drive our digital-first, connected strategy.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2020 Company Performance*

On a consolidated basis, the Company reported net sales of $1,031 million for the full year of 2020, down 26% compared to $1,391 million in 2019.

The net sales decrease was driven by a $371 million decrease in our Education segment, offset by a $12 million increase in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to the impact of the COVID-19 pandemic coupled with the smaller new adoption market opportunity in Texas ELA. Within our HMH Books & Media segment, the increase in net sales was primarily due to an increase in licensing revenue.

Our performance in 2020 with respect to important Company financial measures (including those from which financial performance metrics used in our incentive plans are derived) was as follows on a consolidated basis:

	Years Ended December 31
(in millions of dollars)	2020	2019	Change

Net sales	1,031	1,391	(25.8)%
Billings(1)	1,089	1,591	(31.5)%
Net loss(2)	(480)	(214)	NM
Adjusted EBITDA(3)	132	166	(20.5)%
Net cash provided by operating activities	115	255	(54.8)%
Free cash flow(3)	3	115	(97.4)%

(1)	Billings is an operating measure. For a calculation of this measure, please see Annex A.
(2)	$279 million goodwill impairment impacted year over year change in net loss.
(3)

Adjusted EBITDA and free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures, please see Annex A.

NM = not meaningful

*

We encourage stockholders to read the Annual Report on Form 10-K for the year ended December 31, 2020, which describes our businesses and 2020 financial and operating performance and drivers thereof in greater detail.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Executive Compensation Highlights

Significant Portion of 2020 NEO Target Total Direct Compensation (“TDC”)1 is At-Risk,

Performance-Based and Long-Term — Emphasizing “Pay for Performance”

Chief Executive Officer[1] Target Total Direct Compensation	Other NEOs Average[1] Target Total Direct Compensation

•

Our executive compensation programs emphasize variable, at-risk performance-based compensation, which comprised 81% of Mr. Lynch’s target TDC opportunity (in the form of annual- and long-term incentive compensation) and 73% on average for our other NEOs, with fixed compensation (base salary) making up the remainder of target TDC opportunity for 2020.

•

Our executive compensation programs emphasize long-term incentive compensation (bonus at target and LTIP (as defined below)), which comprised 71% of Mr. Lynch’s target variable, at-risk performance-based compensation opportunity and 68% on average for our other NEOs, with short-term incentive compensation (annual bonus plan) making up the remainder of their target variable, at-risk performance-based compensation opportunity for 2020.

1

The charts reflect the value of the 2020 target TDC opportunity as considered by our Compensation Committee as follows with respect to our CEO and other NEOs: (i) annual salary for 2020; (ii) target 2020 Bonus Plan opportunity; and (ii) the Board approved value for determining the number of time- and performance-based restricted stock units (“PSUs”) under the 2020 LTIP (as defined below) award.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Pay for Performance Philosophy

We are committed to making sure that our executive compensation programs emphasize our pay for performance philosophy. We establish challenging financial goals in the annual bonus and long-term incentive programs and hold our leadership team to a standard of creating long-term value.

The Compensation Committee is committed to: (i) creating sustainable, long-term value for stockholders, and (ii) aligning the pay outcomes of the Company’s bonus and long-term incentive plans with the Company’s performance.

The Company’s pay for performance philosophy is evidenced by the following annual bonus and long-term incentive outcomes in recent years:

Annual Bonus Plan Payout History. As shown in the chart below, the Company’s performance achievement in comparison to the financial performance metrics that make up 90% of the Annual Bonus Plan awards, and the individual component that makes up 10% of the Annual Bonus Plan awards, has resulted in a below target payout in four of the last five years. The formulaic financial component of the Bonus Plan has paid out 60% of the target value, on average, over the last five years. For 2020, failure to achieve performance targets on Adjusted Cash EBITDA (59% of target) and HMH Billings (72% of target) resulted in below-target payout.

1 60% threshold is for each individual metric. Weighted average overall payout can be below threshold.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Long-term Incentive Plan Payout History. The Company has completed several long-term incentive plan (“LTIP”) cycles under the current plan structure that provides NEOs with an award that is 60% PSUs and 40% time-based restricted stock units (“RSUs”).

•

As a result of the Company’s below-threshold performance relative to its three-year consolidated Billings and Adjusted cash EBITDA (post plate) objectives under the 2016 LTIP, all of the performance-based equity awards granted under the plan were forfeited. For the 2017 LTIP, below-target performance of the three-year consolidated Billings objective resulted in a payout of 76% of target for those PSUs, while relative TSR was below threshold and resulted in no payout, for a combined PSU payout of 23%. For the 2018 LTIP, below-target performance of the three-year consolidated Billings objective resulted in a payout of 54% of target for those PSUs, while relative TSR was below threshold and resulted in no payout, for a combined PSU payout of 16%.

•

Due to the change in the Company’s share price from the date of grant to the final vesting date, the values of the time-based RSU portions of the awards for the 2016 LTIP, 2017 LTIP, and 2018 LTIP were 40%, 53%, and 87%, respectively, of the grant date target value[1].

•	As a result, the total realized value of the 2016 LTIP, 2017 LTIP and 2018 LTIP awards was 16%, 32%, and 49% respectively, of the grant date target value for each award.

1 Value received for each award is measured on the final vesting date (3rd anniversary of grant date) and accounts for the change in the Company’s share price from date of grant until the final vesting date. A pro-rata portion of the time-based RSUs vests each year over the vesting period.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2020 Executive Compensation Actions

The following are highlights of actions taken with respect to our 2020 executive compensation program and named executive officer compensation as well as the impact of Company performance on executive compensation in 2020:

2020 Annual Bonus Plan Awards

Based on the Company’s performance relative to its consolidated Billings, business Billings, consolidated Adjusted cash EBITDA[1] and Education Segment Adjusted cash EBITDA (before corporate allocations) under the 2020 Bonus Plan as well as individual performance:

•     Messrs. Lynch, Abbott, Bayers, Evans and O’Neill each received total award payouts equal to 10%, respectively, of their target awards which only includes the individual contribution portion of their 2020 Bonus as the financial performance targets were not achieved and they received no bonus payout for the financial performance portion.

2020 Executive Compensation Program Actions and Changes

•     The 2020 Bonus Plan retained the corporate performance metrics of the Company’s 2019 annual bonus plan focusing on the Company’s consolidated Adjusted cash EBITDA[1] and consolidated Billings.

•     In order to increase our focus on cash flow generation, the Compensation Committee added Free Cash Flow (“FCF”) as a modifier to the achievement metrics for the 2020 Bonus Plan in place of the Plate Spend modifier. For purposes of the Annual Bonus Plan, FCF is the cash HMH produces through its operations, less capital expenditures. If actual FCF is outside of our target range, the Compensation Committee will review the circumstances of the result and can adjust the total funding of the financial component by +/- 5%. While the Compensation Committee, acting in March 2020, maintained the performance metric design and weightings for the Company’s 2020 long-term incentive program (“2020 LTIP”), due to uncertainty caused by the COVID-19 pandemic, the Compensation Committee and the Board of Directors did not approve the Company’s three-year plan for 2020-2022, or, as a result, the consolidated Billings performance objective for such period until August 2020.  As a consequence, half of the PSU component of the 2020 LTIP was granted in August 2020, while the time-based RSU component and the relative TSR performance RSU components of the 2020 LTIP were granted in March 2020.  See the section entitled “2020 Named Executive Officer Compensation” for additional detail.

•     In March 2020, the Company announced a four-day work week furlough program for employees below the senior leadership level along with executive and senior leadership salary reductions and director cash compensation reductions that began in April 2020 and ended by the end of July. During this time, our CEO received a 50% reduction in his base salary, the other NEOs and other executive leadership team members received a 25% salary reduction, and our directors received a 25% reduction in cash compensation.

•     Based on the board’s evaluation of Mr. Lynch’s individual contributions and a competitive review against the peer group median, Mr. Lynch received a $200,000 increase to his target LTIP for 2020 to continue to move his total compensation towards the peer group median. No other salary or target compensation increases were approved for our NEOs in connection with the annual compensation review.

1.

Adjusted cash EBITDA is a financial performance metric within the Company’s 2020 Bonus Plan. This metric is not prepared in accordance with GAAP and, despite the reference to EBITDA, is not intended to represent an adjusted earnings measure. For a reconciliation of the Adjusted cash EBITDA financial performance metric to the most directly comparable GAAP financial measure, please see Annex A.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Partial Vesting of Performance-Based RSU Awards under 2018 Long-Term Incentive Plan

HMH achieved 82% of its three-year consolidated Billings goal, which resulted in a payout of 54% for the Billings portion of the 2018 LTIP award. Performance of Total Shareholder Return (TSR) was below threshold resulting in forfeiture of the TSR portion of the 2018 LTIP awards. The total performance-based RSU awards payout for the 2018 – 2020 cycle was 16% of target which is calculated based on the 60% weighting of PSUs.

2021 Executive Compensation Highlights

The following are highlights of the Company’s executive compensation program for 2021:

2021 Executive Compensation Program Highlights and Changes
• No salary increases, incentive plan design changes, LTIP target changes or bonus target changes were approved for our NEOs in connection with our annual executive compensation review for 2021.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Summary of Sound Governance Features of Our Compensation Programs

Our compensation programs, practices and policies are reviewed by the Compensation Committee on an ongoing basis and are subject to change from time to time. Our compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of the Company. Listed below are some of the Company’s key practices and policies adopted to drive employee and Company performance, mitigate against undue risk, and to align the interests of our executives and other key employees with those of our stockholders.

What We Do ✓

✓	Use Mix of Fixed and Variable Compensation, with an Emphasis on Variable Compensation

✓	Use Mix of Annual- and Long-term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation

✓	Work with an Independent Executive Compensation Consultant

✓	Design Compensation Programs to Avoid Excessive Risk-Taking

✓	Maintain Clawback Policy

✓	Maintain Stock Ownership Policy

What We Don’t Do x

x	No Excise Tax Gross-Ups

x	No Pensions or Supplemental Executive Retirement Plans

x	No Single Trigger Equity Acceleration

x	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval

x	No Discounted Stock Options

x	No Dividend Equivalents Paid on Unearned Performance Awards

x	No Unauthorized Hedging or Pledging

x	No Excessive Use of Perquisites

Advisory Vote on 2019 Named Executive Officer Compensation

At our 2020 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers for fiscal 2019 with over 91% of the shares represented in person or by proxy and entitled to vote voting in favor. Given this strong support, the Compensation Committee determined to keep a similar overall compensation structure, but in connection with its annual review of our executive compensation programs implemented limited changes described herein to further support our compensation philosophy and operational and financial goals.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Executive Compensation Philosophy and Objectives

Our compensation philosophy starts with the premise that people success + customer success = Company success. This philosophy guides development of our compensation programs for employees at all levels of the organization, including our executive leadership team, and fosters our ability to:

Attract, retain and motivate employees

Programs structured to be competitive in design and total compensation opportunity, generally targeting pay in median range (50th percentile) for our employees, and enabling higher opportunity for stronger than target performance.

Support customer needs and outcomes	Programs structured to support the strategic direction of the Company, including our focus on the needs of our customers and outcomes for their students.
Align with long-term interests of stockholders	Programs structured to be performance-based with achievement based on short- and long-term Company performance against financial and market metrics as well as individual performance.

The programs are designed to strike an appropriate balance between driving high levels of performance consistent with the financial objectives of the Company and mitigating against excessive risk taking.

How We Determine Executive Compensation

Participants in the Annual Process

The Compensation Committee

The Compensation Committee is responsible for making compensation decisions for our executive leadership team. The committee makes final decisions with respect to compensation for our named executive officers, other than the CEO, and makes recommendations to the Board with respect to the CEO’s compensation, with the Board making the final decision. As part of the annual executive compensation process, in February of each year the Compensation Committee in coordination with (i) the Board, with respect to the CEO, and (ii) the CEO, with respect to other executive leadership team members, and taking into account analysis and recommendations of the committee’s independent compensation consultant (“Independent Compensation Consultant”):

•

Reviews corporate and individual goals and objectives relevant to the compensation of our executive leadership team and reviews the evaluations of our executive leadership team in light of those goals and objectives.

•	Determines annual bonus plan award payouts for the previous year based on achievement of financial performance objectives and individual performance.
•

Certifies long-term incentive program award payouts (vesting) with respect to the performance-based component of the award based on achievement of financial and market performance objectives for three-year programs concluding at the end of the previous year.

•	Determines current year salary levels and target annual bonus plan opportunities for our executive leadership team.
•	Approves the design, performance metrics, targets and weightings for the current year annual bonus plan and long-term incentive program.
•	Determines and approves grants of equity awards under the current year’s long-term incentive program to our executive leadership team and other key employees.

Role of the Independent Consultant

The Compensation Committee engages Semler Brossy Consulting Group, LLC as its Independent Compensation Consultant. The Independent Compensation Consultant advises the Compensation Committee on a broad range of executive compensation and other matters relating to fulfillment of the

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

committee’s responsibilities under its charter. As an advisor to the Compensation Committee, the Independent Compensation Consultant, among other things, generally:

•	Apprises the committee of executive compensation-related trends and developments in the marketplace.
•	Informs the committee of regulatory considerations relating to executive compensation.
•	Assesses the composition of the Company’s compensation peer group companies.
•	Provides competitive market data on executive compensation levels, program design and governance features.
•	Provides general advice in support of compensation decisions pertaining to our executive leadership team.
•	Reviews management proposals, documentation and disclosures in support of the committee.

Role of the Chief Executive Officer and Other Executive Officers

Our Chief Executive Officer, in coordination with our Chief People Officer, generally plays an important role in the process for setting compensation for the other executive officers and key employees. The CEO generally:

•	Develops his individual performance objectives for review with the Compensation Committee in coordination with the Board.
•	Reviews and approves individual performance objectives of the other executive leadership team members.
•	Evaluates the performance of the other executive leadership team members for the relevant performance period against such objectives in coordination with our Chief People Officer.
•

Reviews competitive market compensation data prepared for the Committee by the Independent Compensation Consultant and, in coordination with our Chief People Officer, recommends salary levels, target annual bonus plan and long-term incentive plan award opportunities for the other executive leadership team members to the Compensation Committee.

•

Makes recommendations on the design, performance metrics, targets and weightings for the current year annual bonus plan and long-term incentive program in coordination with the Chief Financial Officer and Chief People Officer.

•

Conducts an annual study of Organization and Talent with the purpose of identifying critical talent at executive levels to ensure proper succession plans are in place for executive and other critical roles, and to optimize the investment on retention of the highest potential individuals. Similarly, in coordination with the Chief People Officer, recommends actions to ensure that our executives and people at all levels are highly engaged and that we have a high-performance culture in the Company.

All such recommendations of our CEO are subject to Compensation Committee review, adjustment and approval.

Competitive Market Data and Compensation Peer Group

How We Use Competitive Market Data

Our Compensation Committee uses compensation peer group data as a point of reference to assess the competitiveness of executive compensation opportunities; benchmark executive compensation levels, program design and features; evaluate share utilization by reviewing overhang levels and annual burn rates; assist in the design of executive compensation programs; and benchmark executive compensation governance practices and policies.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

The Compensation Committee also considers general and/or industry-specific survey data from similarly-sized companies for executives whose position, scope and operational or functional responsibilities are not readily available within our compensation peer group for benchmarking purposes.

2020 Compensation Peer Group

Our Compensation Committee reviews the composition and appropriateness of our compensation peer group companies annually with the Independent Compensation Consultant. Given our relatively small set of direct publicly-traded competitors, we primarily seek to include companies with similar revenues (0.5-2x of HMH’s revenue) in industries with similar business and talent profile characteristics. The Committee also reviews other screening factors such as market capitalization and geographic location. The resulting companies are primarily in the publishing, education services, and application software industries to reflect the business and talent profiles of our two business segments, Education and HMH Books & Media.

The compensation peer group referenced during the 2020 executive compensation review consisted of the following 17 companies:

2020 Peer Group Companies
Blackbaud Inc.	MicroStrategy Incorporated	TEGNA, Inc.
Bright Horizons Family Solutions Inc.	Nuance Communications Inc.	The E.W. Scripps Company
Graham Holdings Company	Pearson Plc.	The New York Times Company
John Wiley & Sons Inc.	Pegasystems Inc.	TripAdvisor, Inc.
Stride Inc. (formerly K12 Inc.)	PTC Inc.	2U, Inc.
Meredith Corporation	Scholastic Corp.

During 2020, given the uncertainty caused in the market by the COVID-19 pandemic we chose not to make any changes to our peer group.

In addition, the Compensation Committee also considered technology and publishing industry survey data from Radford, Croner Digital, AAP as well as general industry survey data from Towers Watson, Mercer and AON Hewitt that reflected the revenue scope and operational or functional responsibilities of a particular executive.

Factors We Consider in Determining Executive Compensation

In determining executive compensation, the Compensation Committee generally considers a variety of factors as it deems appropriate to the circumstance, including:

•

The executive leadership team member’s role and responsibilities; qualifications, experience and industry knowledge; leadership quality and effectiveness; goals and objectives for the relevant performance period; performance during the relevant performance period and future potential; and retention risk;

•	The competitive market data for similar positions, functions or scopes of responsibility; and internal executive pay equity;
•	The Company’s financial performance, operational budget and three-year plan;
•	Recommendations of the Chief Executive Officer;
•	Input from the Independent Compensation Consultant; and
•	Other factors as the Compensation Committee deems appropriate.

In addition, the Compensation Committee considers the components of the executive leadership team member’s or other key employee’s target total direct compensation, which we define to include annual

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

salary and target annual bonus and long-term incentive program opportunities (“TDC”) and the mix thereof (including with respect to variable performance-based compensation and fixed compensation; short- and long-term compensation; and cash and equity compensation). The Compensation Committee does not apply any specific weighting to these factors, and the relative importance of any one factor may vary among the Company’s executive leadership team members depending on, among other things, their relative roles and scopes of responsibility.

While the Compensation Committee generally views a range around market median as representative of competitive market practice with respect to total direct compensation opportunity, it does not adhere to rigid formulas when determining the amount and mix of compensation elements.

Key Elements of Our Executive Compensation Program

Key Elements of Direct Compensation

Our executive compensation program’s direct compensation opportunity primarily consists of the following fixed and variable, performance-based compensation elements:

Element	What we Award	Its Objectives	What it Achieves
Fixed Compensation
Base Salary	Annual base salary, which is a fixed cash amount, paid at regular intervals	Attract and retain talented and skilled employees	Provides a competitive level of fixed cash compensation
Variable Compensation
Short-Term Incentives – Annual Cash Bonus	Annual performance- based, at risk cash incentive opportunity	Motivate and reward employees to achieve or exceed our current-year Company and individual performance objectives	Provides performance- based, variable cash compensation tied to annual Company and individual performance
Long-Term Incentives – Annual Equity Awards	Three-Year at risk, equity incentive opportunity comprised of: • PSUs • Time-based RSUs	Align employee interests with those of our stockholders and encourage executive decision-making that maximizes sustainable value creation over the long-term	PSUs provide value only to the extent that long-term performance objectives are met or exceeded Time-based RSUs provide long-term value creation opportunity

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2020 Target Total Direct Compensation for NEOs

We believe our emphasis on variable, at-risk performance-based incentive compensation – consisting of annual bonus plan cash awards and long-term incentive program equity awards – aligns our executive leadership team with our business strategy and the long-term interests of our stockholders, providing “pay for performance”.

Other Elements of Our Executive Compensation Program

Key Elements of Indirect and Other Compensation

Other components of our executive compensation program consist of the following key indirect and other compensation elements:

Element	What we Award	Its Objectives	What it Achieves
Indirect Compensation
Health, Welfare and Other Employee Benefits	Customary employee benefit programs, including medical and health benefits and 401(k) matching contribution Customary executive- level benefits, including for relocation benefits	Enhance our competitiveness in the markets in which we compete for executive talent Attract and redeploy executive talent	Provides health safety and financial security for our employees
Other Compensation
Severance and Other Arrangements and Change in Control Protections	Severance and change-in-control protections tied to a multiple of base salary and annual bonus plan award	Attract and retain executive talent Protect Company interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation	Enables management to objectively evaluate potential change in control transactions and provide for continuity of management through any potential change in control

2020 Named Executive Officer Compensation

2020 NEO Fixed Compensation

NEO 2020 Base Salary

In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers in February 2020, no adjustments were made to the salaries of named executive officers for 2020. However, in response to the COVID-19 pandemic the Company implemented a temporary furlough program from April 2020 through July 2020, together with a salary reduction program for our NEOs that resulted in a 50% reduction in CEO base salary and 25% reduction in the remaining named executive officers’ base salaries during the furlough program.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

The actual salaries received, the annual base salaries of our NEOs at December 31, 2020 and percentage increases from their annual base salaries at December 31, 2019 were as follows:

Named Executive Officer	Actual Salary received ($)	Annual Base Salary ($)	% Increase

John J. Lynch, Jr.	796,154	900,000	0%
Joseph P. Abbott, Jr.	528,846	550,000	0%
William F. Bayers	432,692	450,000	0%
Michael E. Evans	504,808	525,000	0%
James P. O’Neill	432,692	450,000	0%

See “Employment Arrangements” for a summary description of the compensation arrangement for our NEOs.

2020 NEO Variable Compensation – Annual Bonus Plan

2020 Bonus Plan Overview

In connection with the Compensation Committee’s annual review of the design, performance metrics, targets and weightings for the 2020 Bonus Plan in February 2020, the Compensation Committee replaced the Plate Spend Modifier with the Free Cash Flow modifier, but made no other modifications to the plan from the prior year.

Consistent with prior years, each 2020 Bonus Plan participant’s bonus opportunity was set at a percentage of that participant’s Bonus Earnings Basis (defined as base salary paid during the applicable plan year) and the total annual bonus plan opportunity for our executive leadership team under the 2020 Bonus Plan was based (i) 90% on the Company’s achievement of financial objectives and (ii) 10% on individual performance against pre-established individual objectives.

The 2020 corporate performance metrics included the Company’s consolidated Adjusted cash EBITDA and consolidated Billings. The 2020 Bonus Plan included segment metrics for the Education and HMH Books & Media segments on billings and Adjusted cash EBITDA (before corporate allocations). Billings metrics were separately established for Core Solutions, Heinemann, Supplemental and Intervention Solutions and Services aspects of the Education segment.  Due to uncertainty caused by the COVID-19 pandemic, the Compensation Committee and the Board of Directors approved the final Billings metrics in August 2020 as described below.

For our named executive officers participating in the 2020 Bonus Plan, achievement of the 90% weighted financial performance metric-based portion of their total annual bonus plan opportunity was determined based on the following:

Billings (45%)			Adjusted cash EBITDA (45%)

Achievement Level	Achievement Percentage (%)	Payout Percentage (%)	Achievement Level	Achievement Percentage (%)	Payout Percentage (%)

Maximum	110 and Above	140	Maximum	115 and Above	140
Target	100	100	Target	100	100
Threshold	90	60	Threshold	85	40
	Below 90	0		Below 85	0

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

In setting 2020 Bonus Plan targets for financial performance metrics, preliminary goals were discussed in February and March 2020, but due to uncertainty and disruption caused by the COVID-19 pandemic, the Company’s Compensation Committee and the Board of Directors did not approve the Company’s three-year plan for 2020-2022 until August 2020.  The Compensation Committee approved targets that were aligned with the Company’s performance expectations for such metrics within the Company’s operational budget for the year, which is approved by the Board. The Committee believed that such targets would be reasonably achievable with strong performance by the Company.

No payout would be made in respect of a specific financial performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout would be capped at the maximum level payout for that metric. Payout for achievement between threshold and maximum would be linearly interpolated.

With respect to the remaining 10% weighted individual performance-based portion of the plan, payouts for executive leadership team members can range from 0% to 200% of target. As a result, there is no minimum bonus payout amount under the 2020 Bonus Plan, and the total maximum bonus payout under the plan would be 146% of the total target annual bonus plan opportunity. The total maximum bonus payout under the 2020 Bonus Plan of 146% of the target payout represents a maximum payout of 140% of the target payout based on Company performance metrics (90% of target) as described above and a maximum payout of 200% of the target payout based on individual performance objectives (10% of target).

In light of the furlough and salary reduction programs implemented from April to July 2020 due to uncertainty caused by the COVID-19 pandemic, in early 2021, the Compensation Committee determined to interpret the term Bonus Earnings Basis for all 700+ eligible employee participants in the 2020 Bonus Plan, including the NEOs, to include both the participant’s base salary paid during the plan year plus the amount of any foregone salary or wages that would have been paid to such participant during the plan year, but was not paid due to COVID-19 response related salary reductions and/or furloughs.

NEO 2020 Bonus Plan Awards

Each of our named executive officers participating in the 2020 Bonus Plan has a specified target annual bonus plan opportunity as a percentage of base salary (generally based on the executive’s position and scope of responsibility). In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers in February 2020, no changes were made to their respective prior year’s target annual bonus plan opportunities.

The target annual bonus plan opportunities for our NEOs as a percentage of actual1 base salaries paid in 2020 were as follows:

Named Executive Officer	Target Bonus as a Percentage of Annualized Base Salary Paid in 2020

John J. Lynch, Jr.	125%
Joseph P. Abbott, Jr.	100%
William F. Bayers	100%
Michael E. Evans	75%
James P. O’Neill	75%

[1]

In early 2021, the Compensation Committee determined to interpret the term Bonus Earnings Basis for all 700+ eligible employee participants in the 2020 Bonus Plan, including the NEOs, to include both the participant’s base salary paid during the plan year plus the amount of any foregone salary or wages that would have been paid to such participant during the plan year, but was not paid due to COVID-19 response related salary reductions and/or furloughs.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

The Company’s target, weightings, achievement percentage and resulting payout percentage for each of the financial performance metrics were as follows:

(in millions of dollars)	Target	Results	Achievement	Payout

HMH consolidated Billings[1]	$1,522.2	$1,089.5	71.6%	0.0%
HMH consolidated Adj. Cash EBITDA[2]	$324.2	$190.0	58.6%	0.0%

Core Solutions Billings	$655.4	$452.8	69.1%	0.0%
Education Adjusted cash EBITDA (before corporate allocations)[3]	$488.3	317.1	64.9%	0.0%

1	Billings is an operating measure. For a calculation of this measure, please see Annex A.
2	Adjusted Cash EBITDA is not prepared in accordance with GAAP. For a reconciliation of this financial measure to the most directly comparable GAAP financial measure, please see Annex A.
3

Education Segment Cash EBITDA (before corporate allocations) is not prepared in accordance with GAAP. For a reconciliation of this financial measure to the most directly comparable GAAP financial measure, please see Annex A.

The Company’s performance achievement in comparison to the relevant financial targets resulted in a total financial performance-based payout of the following with respect to the 90% weighted financial performance metric-based portion of the 2020 Bonus Plan for the named executive officers participating in the plan.

Plan	% of 90% weighted financial performance

Corporate	0.0%
Core Solutions	0.0%

In determining the actual bonus plan payouts, the Committee reviewed the Company’s achievement on the financial targets above to determine that the 90% weighted financial performance-metric-based portion of the 2020 Bonus Plan was not met and would not be paid out. In addition, the Board reviewed Mr. Lynch’s performance and Mr. Lynch reviewed the other NEO’s performance against individual objectives to determine the 10% weighted individual component for each NEO. Each NEO earned the target 10% for the individual portion.

The actual bonus plan payouts as a percentage of NEO target annual bonus plan opportunities under the 2020 Bonus Plan are as follows:

Named Executive Officer	Actual Bonus as a Percentage of 2020 Target Bonus Opportunity

John J. Lynch, Jr.	10.0%
Joseph P. Abbott, Jr.	10.0%
William F. Bayers	10.0%
Michael E. Evans	10.0%
James P. O’Neill	10.0%

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2020 NEO Variable Compensation – Long-Term Incentive Plans

2020 LTIP Overview

In connection with the Compensation Committee’s annual review of the design, performance metrics, targets and weightings for the 2020 LTIP, the committee maintained the overall structure of the prior year plan.

Consistent with the prior year plan, the target long-term incentive plan opportunity for our executive leadership team under the 2020 LTIP consisted of an award of RSUs (i) 60% of which was subject to performance-based vesting RSUs (“performance-based RSUs”), which vest, if at all, based on the achievement of financial and market objectives, generally subject to continued employment, and (ii) 40% of which was subject to time-based vesting (“time-based RSUs”), which vest ratably over three years subject to continued employment.

For our named executive officers participating in the 2020 LTIP, vesting of the 60% weighted performance-based RSUs portion of their total long-term incentive plan opportunity is based on achievement of:

•	our three-year cumulative consolidated Billings performance (50%); and
•	our three-year cumulative TSR relative to that of the other companies in the Russell 2000 Index (50%).

Achievement of the 60% weighted performance-based RSUs is determined as follows:

3-Year Cumulative Billings (50%)			3-Year Cumulative TSR (50%)

Achievement Level	Achievement Percentage (%)	Payout (vesting) Percentage (%)	Achievement Level	Percentile Ranking (Percentile)	Payout (vesting) Percentage (%)

Maximum	110 and Above	150	Maximum	90th and Above	200
Target	100	100	Target	50th	100
Threshold	80	50	Threshold	30th	50
	Below 80	0		Below 30th	0

In setting the 2020 LTIP target for the financial performance metric, the Compensation Committee approved a target that was aligned with the Company’s performance expectations for such metric within the Company’s three-year plan for the performance period, which is approved by the Board. The committee believed that such target would be reasonably achievable with strong performance by the Company. As previously noted, the Compensation Committee and the Board of Directors did not approve the Company’s three-year plan for 2020-2022, or, as a result, the consolidated Billings performance objective for such period until August 2020.  As a consequence, half of the PSU component of the 2020 LTIP was granted in August 2020, while the time-based RSU component and the relative TSR performance RSU components of the 2020 LTIP were granted in March 2020.

No payout would be made in respect of a specific performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout would be capped at the maximum level payout for that metric. Payout for achievement between threshold and maximum would be linearly interpolated.

NEO 2020 LTIP Awards

Each of our named executive officers participating in the 2020 LTIP has a specified target long-term incentive plan opportunity (generally based on the executive’s position and scope of responsibility). The Committee approved an increase of $200,000 to Mr. Lynch’s 2020 long-term incentive target in connection with his continued strong individual contributions to the Company and significant progression in his role during 2019, including: continued focus on strategic plan and goals; building alignment across lines of business to optimize capital investment; sustained focus on leadership by updating of the

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

leadership team including upgrading critical roles in product lines and engineering; development of a leadership group to annually review goals and produce strategic alignment and all levels; and companywide initiatives to radically improve employee engagement scores. Mr. Lynch’s target pay continues to align with the peer group median. No changes were made to the long-term incentive targets of our other named executive officers.

 Accordingly, in March 2020, with respect to RSUs and PSUs subject to relative TSR metrics, and in August 2020, with respect to PSUs subject to Billings metrics, our Compensation Committee/ Board approved the following awards of RSUs and PSUs under the 2020 LTIP to the named executive officers participating in such plan consistent with their respective target opportunities:

Named Executive Officer	Shares subject to Time-Based RSUs (#)(1)	Shares subject to Performance-Based RSUs at Target Billings Performance (#)(2)	Shares subject to Performance-Based RSUs at Target TSR Performance (#)(3)	Aggregate Award Value Approved for Determining # of Time- and Performance- Based RSUs ($)(4)

John J. Lynch, Jr.	256,532	192,399	155,470	2,700,000
Joseph P. Abbott, Jr.	133,017	99,762	80,614	1,400,000
William F. Bayers	52,257	39,192	31,670	550,000
Michael E. Evans	95,012	71,259	57,582	1,000,000
James P. O’Neill	71,259	53,444	43,186	750,000

(1)

The RSUs in this column represent the number of time-based RSUs granted to our NEOs participating in the 2020 LTIP calculated based on the closing price of our common stock of $4.21 on March 9, 2020 (which was the date of grant of such RSUs for participating NEOs).

(2)

The PSUs in this column have performance-based vesting conditions in addition to service-based vesting conditions and are disclosed at the target number of shares subject to the RSUs based on achievement of target level performance. The maximum number of shares that could be delivered to the executive based on above-target level performance with respect to (i) the three-year cumulative Billings metric is equal to 150% of the target number of shares and (ii) the three-year cumulative TSR metric is equal to 200% of the target number of shares. The PSUs were calculated based on the closing price of our common stock of $4.21 on March 9, 2020. The date of grant of such PSUs for participating NEOs was August 11, 2020.

(3)

The RSUs in this column represent the number of the PSUs tied to TSR granted to our NEOs participating in the 2020 LTIP calculated based on a Monte Carlo value of $5.21 on March 9, 2020 (which was the date of grant of such RSUs for participating NEOs).

(4)	Represents the aggregate award value approved by the Compensation Committee / Board for determining the number of RSUs and PSUs granted to our NEOs participating in the 2020 LTIP, as discussed below.

Under the Company’s Equity Grant Policy, the grant date for the 2020 LTIP awards for participating NEOs subject to time-based vesting and relative TSR performance-based vesting was March 9, 2020 (representing the third business day following both the date on which the Company first released its earnings information for full year 2020 and the date on which the Compensation Committee authorized the grant of such awards). As described above, due to the COVID-19 pandemic, the grant date for the 2020 LTIP awards subject to Billings performance-based vesting was August 11, 2020 following the Compensation Committee’s and the Board’s final determination of the Company’s three-year plan.

NEO 2018 LTIP Performance-Based RSU Awards Payout for 2018-2020 Cycle

Under the 2018 LTIP, the target long-term incentive plan opportunity for our executive leadership team at the time consisted of an award of RSUs (i) 60% of which was subject to performance-based vesting, which would vest, if at all, based on the achievement of financial objectives, generally subject to continued employment, and (ii) 40% of which was subject to time-based vesting (“time-based RSUs”), which would vest ratably over three years subject to continued employment.

For Messrs. Abbott, Bayers and O’Neill, the only named executive officers who were employees on the date of grant and were eligible to participate in the 2018 LTIP, the 60% weighted performance-based RSUs portion of their total long-term incentive plan opportunity vested based on achievement of:

•	our three-year cumulative consolidated Billings performance (50%); and

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

•	our three-year cumulative consolidated TSR relative to that of other companies in the Russell 2000 Index (50%).

Achievement of the 60% weighted performance-based RSUs would be determined based on achievement levels (from threshold to maximum with corresponding achievement percentages and payout (vesting percentages). No payout (vesting) would be made in respect of a specific performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout (vesting percentage) would be capped at the maximum level payout for that metric. Payout (vesting) for achievement between threshold and maximum would be linearly interpolated.

In setting 2018 LTIP targets for the financial performance metrics, the Compensation Committee approved targets that were aligned with the Company’s performance expectations for such metric within the Company’s three-year plan for the performance period, which is approved by the Board. The three-year cumulative targets for consolidated Billings set by the committee in February 2018 assumed a compounded annual growth rate of 8% from the 2017 base year based on the growth in the adoption calendar and other Company strategic initiatives. The Compensation Committee believed that such targets would be reasonably achievable with strong performance by the Company.

As a result of the Company’s below-threshold performance relative to its three-year consolidated Billings and TSR objectives under the 2018 LTIP, the Compensation Committee determined that the awards associated with the three-year consolidated Billings achieved 82% of the target which resulted in 54% of those RSUs being awarded. The shares associated with the TSR objectives were not earned and these performance-based RSU awards granted under the plan were forfeited. The program parameters were set to reflect the long-term nature of the plan and the necessity of sustained good performance to achieve threshold for any payment.

	Target ($ in millions)	3-Year Cumulative ($ in millions)	3-Year Threshold Achievement	3-Year Threshold Payout	3-Year Maximum Achievement	3-Year Maximum Payout	Actual Achievement	Actual Payout	Component weighting
Billings	$4,897	$3,995	80%	50%	110%	150%	81.6%	53.9%	50%
TSR			30th percentile	50%	90th percentile	200%	120.0%	0.0%	50%
Total Weighted Performance/Payout									27.0%

2020 NEO Variable Compensation – Other Equity Awards

New Hire, Promotional and Retention Equity Awards

From time to time and on a case by case basis, the Compensation Committee and Board may approve new hire, promotional and/or retention equity awards. In 2020, there were no such NEO new hire, promotional and/or retention equity awards granted to NEOs.

Other Components of the Executive Compensation Program

Employee and Certain Executive Level Benefits

Our executive leadership team and other key employees participate in employee benefit plans generally available to all employees on the same terms, such as our medical and healthcare benefits and our 401(k) plan with a Company matching contribution. We may provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are reasonable in cost, simple to administer and supportive of our overall business and human resource strategies.

We provide our executive leadership team with relocation benefits similar to those provided to other eligible employees. The benefits for our executive leadership team include, among other things, travel costs from existing residence, home finding trip, broker assistance, home sale assistance, new residence assistance, temporary living assistance, partner career assistance, reimbursement for transportation, moving expenses and other relocation expenses, in addition to a payment in an amount necessary to

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

cover certain taxes associated with any imputed income arising from such reimbursements. While the Company does not otherwise provide tax gross-ups for its executives, it provides a gross-up for relocation benefits for all employees, including our executives, as we believe that it is integral to our ability to attract key talent whose skills enhance the Company’s competitive position. If an executive or other key employee departs voluntarily or is terminated for cause within two years following the date of his or her relocation, that executive or other key employee is required to repay such amounts to the Company, up to 100% if such departure is within the first year and on a monthly pro-rated basis if such departure is more than one year but less than two years after the date of relocation. These benefits are designed to enable us to enhance the overall competitiveness of our executive compensation program and support the attraction and retention of highly skilled executives and other key employees.

See the “Summary Compensation Table” for further details on the amounts of these and certain additional grandfathered benefits provided to our named executive officers in 2020.

Severance Arrangements

Our ELT Severance Plan provides enhanced severance benefits for designated members of our executive leadership team in the event of certain involuntary terminations. The payment of severance benefits under the plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject.

In lieu of participating in the ELT Severance Plan, Mr. Lynch is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

Employment Arrangements

The Company has entered into a letter agreement with Mr. Lynch in connection with his appointment as our President and Chief Executive Officer, and, as applicable, promotional letters with our other named executive officers.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

Change in Control Protections

Our Change in Control Severance Plan is designed to retain our designated executive leadership team members and other key employees, align their interests with those of our stockholders so that the executives and other key employees can consider transactions that may be in the best interests of our stockholders, and maintain their focus without concern regarding how any such transaction might personally affect them. The Change in Control Severance Plan provides for “double trigger” severance payments and related benefits, which means that both a change in control and a termination of employment without “cause” or resignation for “good reason” (as such terms are defined in the Change in Control Severance Plan) must occur in order for a named executive officer’s severance benefits to be triggered in connection with a change in control. The payment of severance benefits under the plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject.

Pursuant to Mr. Lynch’s offer letter he is eligible to participate in the Change in Control Severance Plan at the level of a Tier 1 Employee, except applying the definition of “cause” set forth in his offer letter.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the Change in Control Severance Plan and other arrangements.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Protection with Respect to Equity Arrangements

In addition to the change in control protections described above, we also provide our executives and other key employees with certain protections with respect to their equity awards in the event of a change in control. With respect to equity grants made under our Amended and Restated 2015 Omnibus Incentive Plan (“Amended and Restated 2015 OIP”), we do not provide single-trigger equity vesting upon a change of control where the acquiring or successor company assumes or substitutes our outstanding equity awards. With respect to these awards, we provide double-trigger accelerated vesting in the event of certain involuntary terminations within 12 months following a change in control. In addition, in the event a termination without cause occurs after at least one third of the performance period is completed, our performance-based restricted stock award and restricted stock unit award agreements provide for pro-rata vesting on the scheduled vesting date based on the number of months of completed service and actual performance achievement.

In addition to the severance protections described above, (i) Mr. Lynch is entitled to special accelerated vesting of his new-hire equity awards in connection with certain involuntary terminations pursuant to the terms of his offer letter and award agreements, and (ii) Mr. Abbott is also entitled to special accelerated vesting of his new-hire equity awards in connection with certain involuntary terminations pursuant to the terms of an amendment to his awards.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the ELT Severance Plan and other arrangements

Executive Compensation Policies, Practices and Guidelines

Equity Award Grant Practices

In accordance with our Amended and Restated 2015 OIP, the exercise price of all stock options cannot be less than 100% of the fair value of our common stock on the date of the grant. Options granted under the Amended and Restated 2015 OIP are subject to such terms, including the exercise price and the conditions of timing of vesting, exercise and expiration, as may be determined by the Compensation Committee except that the maximum term of an option shall generally be no more than ten years after the date of grant. Likewise, the terms and conditions of vesting and expiration of restricted stock and RSUs issued under the Amended and Restated 2015 OIP are determined by the Compensation Committee and set forth in the applicable award agreement.

Generally, the Company grants equity awards to employees annually during the first quarter of the Company’s fiscal year, for which the grant date is the business day that is three business days following the date on which the Company releases its fiscal year-end earnings information following the related approval. From time to time, the Company grants awards to employees outside of the annual grant cycle for various reasons (e.g., promotion, recognition and retention), for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following the related award approval (and start date, as applicable). From time to time, the Company also grants awards to newly hired employees as an incentive to join the Company, for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following both the new hire’s first day of employment and the related award approval.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Stock Ownership Guidelines

In November 2018, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an amended and restated Stock Ownership Policy. The goal of the amended and restated policy is to align the interests of the Company’s executive leadership team reporting to the Chief Executive Officer with that of the Company’s shareholders by changing the guidelines for share ownership by the Company’s executives (and non-employee directors). Our Stock Ownership Policy for our executive leadership team and the Company’s non-employee directors requires each covered person to hold a minimum ownership interest in the Company within a specified period of time equal to a multiple of annual base salary (or annual cash retainer, in the case of non-employee directors) as follows:

Covered Person	Ownership Level
Chief Executive Officer:	5x annual base salary
Chief Financial Officer:	3x annual base salary
Executive Vice Presidents:	3x annual base salary
Other covered employees:	2x annual base salary
Non-employee directors:	3x annual cash retainer

When a covered person has not met the minimum ownership interest, that covered person may not transact in the Company’s securities until such ownership interest is met. However, this restriction only applies to shares acquired through the exercise of options or the vesting of time-based or performance-based RSUs after taxes. It does not restrict the disposition of shares acquired by such covered person on the open market so long as such transactions are made in accordance with our Securities Trading Policy.

Hedging and Pledging

Our Securities Trading Policy prohibits, among other things, our directors and executive officers from hedging the economic risk associated with the ownership of our common stock and pledging our common stock after the date the policy was adopted. None of our directors or executive officers is engaged in any hedging or pledging transaction involving shares of our common stock.

Clawback Policy

Our Clawback Policy allows us to recoup certain excess incentive compensation of certain of our current and former executives and other key employees if erroneously awarded, earned or vested on or after February 17, 2017 during the three completed fiscal years immediately preceding the date on which the Company is subsequently required to prepare a restatement or otherwise concludes to do so based on the achievement of financial results that are the subject of such restatement. While recoupment is not limited to individuals engaged in any misconduct, misconduct may be taken into account under the Compensation Committee’s discretionary powers under the policy. The Company will not indemnify any executive for any amounts that have been recouped pursuant to the Clawback Policy.

In addition, awards under our 2012 Management Incentive Plan (“2012 MIP”) and Amended and Restated 2015 OIP are subject to clawback and/or forfeiture in the event that recoupment is required by Company policy and/or applicable law. Further, our annual cash incentive plan provides that if, in their sole discretion, the plan administrators determine that during a participant’s employment with the Company or its business units, the participant has violated the Company’s Code of Conduct or any other Company policy, committed any unlawful or criminal act of moral turpitude, perpetrated a fraud upon the Company, or competed or made preparations to compete with the Company, any bonus under the plan shall be forfeited.

 No Excise Tax Gross-Ups

We do not provide “gross-ups” for any taxes that might be imposed on an executive with respect to payments in connection with a change in control pursuant to Section 4999 (“golden parachute taxes”) or non-compliant deferred compensation arrangements subject to Section 409A of the Code.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Impact of Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law on December 31, 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, and based on this review and discussion, has recommended to the Board that it be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation Committee Members
John R. McKernan Jr. (Chair)
Daniel Allen
Jean-Claude Brizard Jean S. Desravines
Lawrence K. Fish
John F. Killian
Tracey D. Weber

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RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

The Compensation Committee discussed with members of management our risk assessment of the Company’s compensation programs and policies, which focused on potential design risks of our incentive compensation programs and mitigating features of our compensation programs and related policies.

As part of this assessment, we considered such factors as the mix of fixed and variable compensation, the mix of short- and long-term incentive compensation and the mix of short- and long-term performance-based compensation within our compensation programs. With respect to variable and incentive compensation, we considered the mix of award types, performance measures used, measurement and vesting periods, payout scales, ability to exercise discretion, thresholds and caps. We also considered our governance practices and other risk mitigating policies such as our Code of Conduct, Corporate Governance Guidelines, internal controls, stock ownership guidelines, hedging and pledging policies, forfeiture provisions and our ability to apply clawbacks to awards to the extent required by Company policy or applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or Nasdaq rules).

Based on the foregoing, the Compensation Committee does not believe that our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation earned by our named executive officers during the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

John J. Lynch, Jr.
President and	2020	796,154		2,469,121		116,827	7,950	3,390,052
Chief Executive	2019	900,000		2,500,000		1,302,120	7,950	4,710,070
Officer(5)	2018	900,000		2,400,000		885,749		4,185,749
Joseph P. Abbott, Jr.
Executive Vice	2020	528,846		1,280,284		57,115	7,950	1,874,195
President/Chief	2019	550,000		1,400,000		636,592	7,950	2,594,542
Financial Officer	2018	541,923	250,000	1,400,000		426,674	7,950	2,626,547
William F. Bayers
Executive Vice	2020	432,692		502,968		46,731	21,997	1,004,388
President/Secretary	2019	450,000		550,000		520,848	23,221	1,544,069
General Counsel	2018	450,000	125,000	550,000		354,300	23,349	1,502,649
Michael E. Evans
Executive Vice	2020	504,808	140,000	914,490		40,889		1,600,187
President/Chief
Revenue Officer(4)
James P. O’Neill
Executive Vice President/General	2020	432,692		685,866		35,048	7,950	1,161,556
Manager – Core	2019	450,000		750,000		381,934	7,950	1,589,884
Solutions	2018	450,000	62,500	750,000		197,662	127,971	1,588,133

(1)

Represents the aggregate grant date fair value of stock options, RSUs and PSUs, as applicable, granted during the fiscal years ended December 31, 2020, 2019 and 2018 in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). The fair value of the time-based RSUs and the portion of the PSUs tied to Billings was calculated based upon our common stock price at the date of grant whereas the fair value of the portion of the PSUs tied to cumulative TSR was calculated using a Monte Carlo model to simulate a range of possible future prices for our common stock. For the assumptions made in determining these values, see Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These values do not correspond to the actual values that may be realized by our named executive officers for these awards and the grant date fair value of the PSUs awards assume target performance is achieved. However, assuming the highest level of performance is achieved with respect to the applicable performance metrics, the maximum possible value of the PSUs awards granted to applicable named executive officers in 2020, using the grant date fair value, is as follows for Mr. Lynch, $2,488,679; Mr. Abbott, $1,290,423; Mr. Bayers, $506,953, Mr. Evans, $921,739 and Mr. O’Neill, $691,298.

(2)	Represents annual cash bonus awards under our annual bonus plans in respect of the year indicated, although the awards were actually paid in the following year.
(3)

For each of Messrs. Lynch, Abbott, O’Neill this amount for 2020 represents employer matching contributions to our 401(k) plan ($7,950). For Mr. Bayers, this amount for 2020 represents payment of life insurance premiums under a frozen program ($11,047), parking under a frozen program ($3,000) and employer matching contributions to our 401(k) plan ($7,950).

(4)	Mr. Evans was not a named executive officer in the years ended December 31, 2018 and 2019, as such we have reported his compensation only for 2020.

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 Grants of Plan-Based Awards in 2020

The following table details information regarding grants of plan-based awards in 2020 to our named executive officers:

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)

			Threshold	Target	Maximum	Threshold	Target	Maximum
John J. Lynch, Jr.				1,125,000	1,642,500
	3/9/2020	3/9/2020							256,532	1,080,000
	8/11/2020	8/11/2020				96,200	192,399	288,599		579,121
	3/9/2020	3/9/2020				77,735	155,470	310,940		810,000
Joseph P. Abbott, Jr.				550,000	803,000
	3/9/2020	3/9/2020							133,017	560,000
	8/11/2020	8/11/2020				49,881	99,762	149,643		300,284
	3/9/2020	3/9/2020				40,307	80,614	161,228		420,000
William F. Bayers				450,000	657,000
	3/9/2020	3/9/2020							52,257	220,000
	8/11/2020	8/11/2020				19,596	39,192	58,788		117,968
	3/9/2020	3/9/2020				15,835	31,670	63,340		165,000
Michael E. Evans				393,750	574,875
	3/9/2020	3/9/2020							95,012	400,000
	8/11/2020	8/11/2020				35,630	71,259	106,889		214,490
	3/9/2020	3/9/2020				28,791	57,582	115,164		300,000
James P. O’Neill				337,500	492,750
	3/9/2020	3/9/2020							71,259	300,000
	8/11/2020	8/11/2020				26,722	53,444	80,166		160,866
	3/9/2020	3/9/2020				21,593	43,186	86,372		225,000

(1)

The amounts in these columns reflect target and maximum payouts under the 2020 Bonus Plan. There is no threshold-level payout under the 2020 Bonus Plan. The maximum possible payout under the 2020 Bonus Plan is 146% of the target payout, representing 140% of the target payout based on Company performance metrics (90% of target) and 200% of the target payout based on individual performance objectives (10% of target). The actual amount earned by each named executive officer under the 2020 Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For a description of the material terms of these awards and additional information about our 2020 Bonus Plan, including a discussion of how these amounts are determined, please see “Compensation Discussion and Analysis—2020 Named Executive Officer Compensation—2020 Named Executive Officer Variable Compensation—Annual Bonus Plan.”

(2)

The PSU awards cliff vest on the later of (i) the third anniversary of the grant date (March 9, 2023) or (ii) the date the Compensation Committee certifies the achievement level for the applicable performance metrics; provided that, if the applicable performance thresholds are not met, such awards will be forfeited. The amounts in these columns reflect the threshold, target and maximum number of shares that could be issued under the PSU award agreements. The maximum possible number of shares that could be issued is 150% of the target number of shares based on achievement of the Billings metric component and 200% of the target number of shares based on achievement of the TSR metric.

(3)	The RSU awards vest in equal increments on each of the first three anniversaries of the grant date, generally subject to continued employment.
(4)

Represents the aggregate grant date fair value of the awards of RSUs granted in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). The fair value of the RSUs and portion of the PSUs tied to Billings was calculated based upon our common stock price at the date of grant whereas the fair value of the portion of the PSUs tied to cumulative TSR was calculated using a Monte Carlo model to simulate a range of possible future prices for our common stock. For the assumptions made in determining these values, see Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These values do not correspond to the actual values that may be realized by our named executive officers for these awards which are tied to performance and awards may be earned higher or lower than target.

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     EXECUTIVE COMPENSATION - (Continued)

 Employment Arrangements

We have entered into employment offer and promotion letters with each of our named executive officers. For a description of the severance benefits each executive officer is entitled to receive upon a termination of employment pursuant to the terms of his or her offer letter or employment arrangement, please see “—Potential Post-Employment Payments Upon Termination or Change in Control.” Each of our named executive officers has also executed confidentiality and non-competition agreements. Such confidentiality and non-competition agreements contain a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his or her employment and for one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

John J. Lynch, Jr.

We entered into an offer letter with Mr. Lynch on February 10, 2017, pursuant to which he commenced service as our President and Chief Executive Officer effective April 11, 2017. Pursuant to his offer letter, Mr. Lynch is entitled to an annual base salary of $900,000 and is eligible to participate in the Company’s annual bonus plan with a target opportunity equal to 125% of his base salary.

Mr. Lynch received a one-time new-hire equity award of (i) 38,610 RSUs having a fair market value of $500,000 on the date of grant (May 9, 2017), which vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without “cause” (as defined in his offer letter) or resignation for “good reason” (as defined in the Company’s Change in Control Severance Plan (“Change in Control Severance Plan”)) and (ii) options to purchase 604,230 shares of Company common stock having a grant date fair value of $2,000,000 on the date of grant with an exercise price per share of $12.95 reflecting the fair market value of the Company’s common stock on the date of grant (May 9, 2017), which vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause or resignation for good reason and shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

Mr. Lynch is eligible to participate in the Company’s long-term incentive programs and, pursuant to his offer letter, received an award under the 2017 LTIP in the form of (i)  RSUs and (ii) PSUs with respect to the number of shares of the Company’s common stock having an aggregate fair market value (based on the closing price on the date that such awards were granted to other executives of the Company) of $2,200,000, with the allocation between the types of the awards and the vesting schedules and other terms of the awards generally in accordance with the forms of award agreements for such awards that are granted to other executives of the Company.

Mr. Lynch is also eligible to participate in the Change in Control Severance Plan at the level of a Tier 1 Employee, except applying the definition of “cause” set forth in his offer letter, and in lieu of participating in the ELT Severance Plan, he is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter. Mr. Lynch is entitled to four weeks of vacation per year. He also was entitled to relocation benefits in accordance with our relocation policy and reimbursement of reasonable legal fees in connection with his appointment, which totaled $64,661.

Joseph P. Abbott, Jr.

We entered into an offer letter with Mr. Abbott, dated as of March 10, 2016, pursuant to which he commenced service as our Executive Vice President and Chief Financial Officer, effective as of March 14, 2016. Mr. Abbott is entitled to an annual base salary of $550,000 and is eligible to participate in the Company’s annual bonus plan with a target amount equal to 100% of his annual base salary. In May 2016, Mr. Abbott received a one-time new-hire equity award of (i) time-based vesting RSUs having a fair market value of $500,000 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and (ii) options to purchase Company common stock having a grant date fair value of $2,000,000 with a strike price equal to the fair market value of the Company’s common stock on the date of grant and that vest in four equal

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installments (one on each of the first four anniversaries of the date of grant, subject to continued employment). Such new-hire equity grants were amended in 2016 to provide that in the event that Mr. Abbott is involuntarily terminated by the Company other than for “cause” (as defined in the 2015 OIP) such awards would vest in full and the exercisability with respect to the stock options was extended to continue through the later of 90 days after employment ended and December 31, 2020. The Compensation Committee approved such changes in recognition of Mr. Abbott’s contributions to the Company and to ensure the retention of his leadership in connection with the departure of our then President and CEO, Linda K. Zecher. Mr. Abbott is also eligible to receive future long-term incentive awards in accordance with the Company’s long-term incentive plans as may exist from time to time. Pursuant to his offer letter, Mr. Abbott is eligible to participate in our Change in Control Severance Plan and ELT Severance Plan as a Tier 1 Employee, as such term is separately defined in each plan, respectively. Mr. Abbott was also entitled to relocation benefits per our relocation policy, which was modified by his offer letter to extend the temporary housing assistance prior to any relocation for up to 12 months.

William F. Bayers

We entered into an offer letter with Mr. Bayers on April 10, 2007, with an effective date of April 12, 2007. His employment may be terminated by us or by Mr. Bayers, at any time, with or without cause. Mr. Bayers is currently entitled to receive an annual base salary of $450,000 and is eligible for an annual target bonus of 100% of his base salary. Mr. Bayers is entitled to four weeks of vacation per year. He also is entitled to prior service credit for purposes of eligibility under the Company’s post-retirement medical plan.

Michael E. Evans

We entered into an offer letter with Mr. Evans on July 23, 2019, with an effective date of September 16, 2019. His employment may be terminated by us or by Mr. Evans, at any time, with or without cause. Mr. Evans is currently entitled to receive an annual base salary of $525,000. In connection with his employment, Mr. Evans received a one-time new-hire equity award of (i) time-based vesting RSUs having a fair market value of $116,164 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and (ii) performance-based restricted stock units having a fair market value of $174,247 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment). Mr. Evans also received a signing bonus of $285,000. Mr. Evans is eligible to participate in our annual bonus plans and our long-term equity incentive program. Mr. Evans is entitled to four weeks of vacation per year.

James P. O’Neill

We entered into an offer letter with Mr. O’Neill on August 21, 2017, with an effective date of September 29, 2017.  His employment may be terminated by us or by Mr. O’Neill, at any time, with or without cause. Mr. O’Neill is currently entitled to receive an annual base salary of $450,000. In connection with his employment, Mr. O’Neill received a one-time new-hire equity award of (i) time-based vesting RSUs having a fair market value of $250,000 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and (ii) options to purchase Company common stock having a grant date fair value of $750,000 with a strike price equal to the fair market value of the Company’s common stock on the date of grant and that vest in four equal installments (one on each of the first four anniversaries of the date of grant, subject to continued employment). Mr. O’Neill also received a signing bonus of $125,000. Mr. O’Neill was also entitled to relocation benefits per our relocation policy, which was modified by his offer letter to permit the temporary housing assistance for six months from the date he commenced employment and up to a maximum of $13,000 for return travel or his family’s travel prior to any relocation. Mr. O’Neill is eligible to participate in our annual bonus plans and our long-term equity incentive program. Mr. O’Neill is entitled to four weeks of vacation per year.

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     EXECUTIVE COMPENSATION - (Continued)

Outstanding Equity Awards at Year-End 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

John J. Lynch, Jr.	453,172	151,058	12.95	5/9/2024	388,269	1,292,936	513,987	1,711,575
Joseph P. Abbott, Jr.	471,830	—	18.57	5/9/2023	207,856	692,160	279,027	929,160
William F. Bayers	—	—	—	—	81,659	271,924	109,617	365,025
Michael E. Evans	—	—	—	—	106,872	355,884	119,489	397,897
James P. O’Neill	230,086	76,696	9.60	11/7/2024	111,352	370,802	149,479	497,763

(1)

All of our options generally vest in equal installments on each of the first four anniversaries of the applicable date of grant which were as follows: Mr. Lynch on May 9, 2017; Mr. Abbott on May 9, 2016; and Mr. O’Neill on November 7, 2017.

(2)

All of our RSUs generally vest in equal installments on each of the first three anniversaries of the applicable date of grant which were as follows: for Mr. Lynch, February 27, 2018 for his grant of 137,143 RSUs, March 5, 2019 for his grant of 129,032 RSUs and March 9, 2020 for his grant of 256,532 RSUs; for Mr. Abbott, February 27, 2018 for his grant of 80,000 RSUs, March 5, 2019 for his grant of 72,258 RSUs and March 9, 2020 for his grant of 133,017 RSUs; for Mr. Bayers, February 27, 2018 for his grant of 31,429 RSUs, March 5, 2019 for his grant of 28,387 RSUs and March 9, 2020 for his grant of 52,257 RSUs; for Mr. Evans, November 5, 2019 for his grant of 17,789 RSUs and March 9, 2020 for his grant of 95,012 RSUs; for Mr. O’Neill, February 27, 2018 for his grant of 42,857 RSUs, March 5, 2019 for his grant of 38,710 RSUs and March 9, 2020 for his grant of 71,259 RSUs.

(3)	The amounts in this column reflect the fair market value of the unvested time-based RSUs based on the closing stock price of $3.33 on the last trading day in 2020.
(4)

Represents the unvested PSUs at threshold, other than the portion of the unvested PSUs tied to Billings granted in 2019 and 2020 which are at target due to the level of Billings achieved in the first year of performance.

The PSU awards issued on February 27, 2018 under the 2018 LTIP cliff vest on the later of (i) the third anniversary of the grant date (February 27, 2021) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited. The PSU awards issued on March 5, 2019 under the 2019 LTIP cliff vest on the later of (i) the third anniversary of the grant date (March 5, 2022) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited. The PSU awards issued on November 11, 2019 under the 2019 LTIP cliff vest on the later of (i) the third anniversary of the grant date (November 11, 2022) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited. The PSU awards issued on March 9, 2020 under the 2020 LTIP cliff vest on the later of (i) the third anniversary of the grant date (March 9, 2023) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited.

(5)	The amounts in this column reflect the fair market value of the unvested PSUs reported in the prior column based on the closing stock price of $3.33 on the last trading day in 2020.

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     EXECUTIVE COMPENSATION - (Continued)

Option Exercises and Stock Vested During 2020

The following table provides additional information regarding our named executive officers’ stock option exercises and restricted stock and RSU vesting during 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

John J. Lynch, Jr.	—	—	173,486	891,140
Joseph P. Abbott, Jr.	—	—	96,502	525,931
William F. Bayers	—	—	40,928	223,116
Michael E. Evans	—	—	5,929	13,874
James P. O’Neill	—	—	35,870	168,435

(1)	The amounts in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

Potential Post-Employment Payments Upon Termination or Change in Control

Change in Control Severance Plan

We maintain our Change in Control Severance Plan to help retain executives and other key employees by reducing personal uncertainty that may arise from the possibility of a change in control, and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and our stockholders. The plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits only on a “double trigger” basis. The “double trigger” design is intended to further our goals to retain executive and other key leadership upon a change in control.

All of our named executive officers are, or while they were employed by the Company were, eligible to participate in the Change in Control Severance Plan. Under this plan, if the executive’s employment is (i) terminated by us other than for “cause” (as defined in the 2012 MIP) other than for Mr. Lynch, for whom the definition of “cause” is defined in his offer letter, each as set forth below) and other than due to death or disability, or (ii) if the executive resigns for “good reason,” (as defined below) in either case, within two years after a “change in control” (as defined below) or the period commencing on the date of entry into a definitive agreement or following a public announcement by the Company of a transaction or transactions that would result in a change in control (but not earlier than six months preceding the change in control) (the “Change in Control Protection Period”), then the Company or its successor would be obligated to pay or provide the following benefits upon the employee’s execution of a release of claims:

•

Tier I (applicable for Messrs Lynch and Abbott) — A lump sum cash payment equal to the sum of (i) two times the sum of (a) his or her annual base salary plus (b) his or her target annual bonus, plus (ii) the pro rata portion of the target annual bonus.

•

Tier II (applicable for the other NEOs) — A lump sum cash payment equal to the sum of (i) two times his or her annual base salary, plus (ii) his or her target annual bonus, plus (iii) the pro rata portion of the target annual bonus.

The plan provides for a cutback of severance payments to the safe harbor amount if the payments would be subject to the excise tax imposed by Section 4999 of the Code but only if such reduction would result in a greater net payment to the executive than he or she would have received without such reduction but after paying the excise tax.

The term “good reason” generally means (i) material adverse change in duties or reporting relationship, (ii) reduction in salary or annual bonus opportunity not in connection with an across-the-board reduction for other senior executives of the Company or (iii) forced relocation to a place of employment more than fifty miles from the employee’s place of employment immediately prior to the change in control; provided,

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however, that no termination of an employee’s employment will constitute a termination for good reason unless (a) the executive has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for good reason within thirty days after the executive has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) the Company has not cured such acts or omissions within thirty days of its actual receipt of such notice and (c) the effective date of the employee’s termination for good reason occurs no later than ninety days after the initial existence of the facts or circumstances constituting good reason.

The term “change in control” generally means, unless otherwise provided in any employment agreement between the Company and the applicable employee, the occurrence of any one of the following events:

(i)

any person (as such term is used in Section 13(d) of the Exchange Act) (other than a “permitted holder” (as defined in the Change in Control Severance Plan)), together with its affiliates (other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding common stock or voting power of the Company by merger, consolidation, reorganization, or otherwise;

(ii)

the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any person or group (as such term is used in Section 13(d) of the Exchange Act) of persons (other than any permitted holder or their affiliates); or

(iii)

the Company combines with another company if, immediately after such combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the capital stock (of any class or classes) having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company of the combined entity; provided, however, that for purposes of this definition, no group will be deemed to have been formed solely by virtue of the execution and delivery of the Restructuring Support Agreement and the Investor Rights Agreement (each as defined in the Change in Control Severance Plan). In addition, the Board may specifically provide that an event or transaction that would not otherwise qualify as a change in control be treated as a change in control for purposes of the plan.

The term “cause” generally means (i) the executive’s commission or guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the executive that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with the Company or its affiliates, (iii) the executive having engaged in gross negligence, bad faith or intentional misconduct which causes either reputational or economic harm to the Company or its affiliates, (iv) the executive’s continued refusal to substantially perform his or her essential duties with respect to the Company or its affiliates, which refusal is not remedied within ten (10) days after written notice from the Board, or (v) the executive’s breach of his or her obligations under any service contract he or she has with the Company or its affiliates or any written Company employment policy, including any code of conduct, which is not cured, if curable, within ten (10) days after the Company notifies the executive of such breach.

Pursuant to Mr. Lynch’s offer letter, his participation in the Change in Control Severance Plan at the level of a Tier 1 Employee applies the definition of “cause” set forth in his offer letter in lieu of the definition included in the Change in Control Severance Plan. For purposes of determining eligibility for any benefits under his offer letter, the Change in Control Severance Plan, any equity award agreement or other arrangement between Mr. Lynch and the Company, “cause” means (i) the executive’s guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the executive that constitutes fraud or embezzlement or any acts of material dishonesty in relation to his duties with the Company or its affiliates that causes or is reasonably expected to cause material harm to the Company or its affiliates, (iii) the executive having engaged in gross negligence, bad faith or intentional misconduct which causes either material reputational or material economic harm to the Company or its affiliates, (iv) the executive’s continued refusal to substantially perform his or her essential duties with respect to the Company or its affiliates, which refusal is not remedied within ten (10) days after written notice from the Board, or (v) the executive’s material breach of his obligations under any service contract he has with the Company or its affiliates or any written Company employment policy, including the Company’s formally adopted Code of Conduct, which is not cured, if curable, within ten (10) days after the Company notifies the executive of such breach.

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     EXECUTIVE COMPENSATION - (Continued)

ELT Severance Plan

Our ELT Severance Plan provides for enhanced severance protection for eligible executive leadership team members, including Messrs. Abbott, Bayers, Evans and O’Neill, in the event of certain involuntary terminations. Under the ELT Severance Plan, if the executive’s employment is involuntarily terminated by us for any reason other than for “cause” (as defined in the plan as set forth below) then the executive would be entitled to (i) severance pay (as further described below), paid in installments in accordance with the executive’s regular payroll schedule and (ii) outplacement benefits for a period of 12 months, subject to the executive’s execution of a severance agreement (which will include a release of claims and other provisions we deem appropriate, including post-employment obligations). Severance pay (a) for Tier I employees, includes 150% of base salary and (b) for Tier II employees, includes 100% of base salary, in each case, in addition to a pro-rated bonus when bonuses are generally paid to active employees.

For the purposes of the ELT Severance Plan, the term “cause” generally means any of the following, as determined by the Company in its sole discretion: (i) engaging in or threatening to engage in conduct detrimental to the best interests of the Company or an affiliate; (ii) theft, embezzlement, fraud, dishonesty or misappropriation of Company property, or misappropriation of a corporate opportunity of the Company or an affiliate; (iii) use or being under the influence of illegal drugs or alcohol at work, while working or in any manner that interferes with the performance of his or her job duties; (iv) conviction of, a guilty plea to or nolo contendere or equivalent plea to a felony, or if it results in incarceration, a misdemeanor, and/or his or her conviction of, guilty plea to or nolo contendere or equivalent plea to violation of any federal or state securities laws; (v) misconduct or negligence in connection with the performance of his or her duties; (vi) failure to follow the lawful direction of the person or persons to which he or she reports; or (vii) material breach of the Company’s Code of Conduct or Employee Guide, as amended and in effect from time to time, or any successor or similar code(s), standard(s) or policies of ethics or conduct in effect during employment.

In lieu of participating in the ELT Severance Plan, Mr. Lynch is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter, which arrangements are described below.

Equity Award Provisions

Pursuant to the Amended and Restated 2015 OIP, if a participant’s employment is terminated without “cause” (as defined in the plan, other than due to death or disability) on or within 12 months following a “change in control” (as defined in the plan), we may provide that: except to the extent otherwise provided in an award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between a participant and the Company or an affiliate, all stock options and SARs shall become immediately exercisable in full; and the restricted period, with respect to all of the shares of restricted stock awards and RSUs, shall expire immediately. If the vesting or exercisability of any award is subject to the achievement of performance conditions, the portion of the award that may become fully vested and exercisable will be based on the assumed achievement of target performance, which will be determined by the Compensation Committee and prorated based on the number of days elapsed between the grant of the award and termination of employment. Additionally, the Compensation Committee may, upon at least 10 days’ notice, cancel any of a participant’s outstanding awards and pay such participant, in cash, securities or other property (including of the acquiring or successor company), the value of the participant’s awards based upon the price per share received by our other stockholders in the event.

The term “cause” generally means in the case of a particular award, unless the applicable award agreement states otherwise, the Company or an affiliate having “cause” to terminate the participant’s employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the participant and the Company or an affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or any other agreement (or the absence of any definition of “cause” or term of similar import therein), due to the participant’s (A) willful misconduct or gross neglect of the participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an affiliate; (C) failure or refusal to perform the participant’s duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the

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     EXECUTIVE COMPENSATION - (Continued)

written policies of the Company or an affiliate; (F) misappropriation or misuse of Company or affiliate funds or property or other act of personal dishonesty in connection with the participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether cause exists shall be made by the Compensation Committee in its sole discretion.

The term “change in control” generally means in the case of a particular award, unless the applicable award agreement (or any employment, consulting, change-in-control, severance or other agreement between the participant and the Company or an affiliate) states otherwise, any of the following events:

(i)

the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of the Company’s common stock, including common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates, or by any permitted holder;

(ii)

a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)	the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or
(iv)

the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity (other than a permitted holder) that is not an affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, and other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

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     EXECUTIVE COMPENSATION - (Continued)

2018, 2019 and 2020 LTIP awards were comprised of 40% RSUs and 60% PSUs. The award agreements for the RSU awards provide that: (i) vesting accelerates if the recipient’s employment is terminated without cause (other than due to death or disability) within 12 months following a change in control (or immediately if the award is not assumed or substituted by the successor) and (ii) if the executive is terminated as a result of death or disability, the award will become fully vested. The award agreements for the PSU awards provide that (i) upon a change in control, the performance based-portion of the award will be converted to a service-based award subject to the original vesting schedule with the remaining unvested portion vesting upon a termination within 12 months of the change in control (or immediately if the award is not assumed or substituted by the successor), (ii) if the executive is terminated by the Company due to death or disability following a change in control, the award will immediately fully vest, but prorated to reflect the number of months employed during the three-year vesting period, (iii) if the executive is terminated by the Company other than for cause, within one year following the occurrence of the change in control, the unvested award will become immediately fully vested, (iv) if the executive is terminated without cause after the first anniversary of the grant date, the performance-based award will vest pro rata based on the number of months employed during the three-year vesting period and actual performance during such period, and (v) if the executive is terminated as a result of death or disability, the award will vest pro rata based on target performance if such event occurs more than one year after the date of grant and 6 months prior to the vesting date or based on actual performance if such event occurs thereafter.

According to the terms of our 2012 MIP, unless otherwise stated in an award agreement, if a named executive officer’s employment is terminated due to their death or disability or for any other reason except by us for “cause” (as defined in the plan), the unvested portion of their equity awards will expire on the date they are terminated. The vested portion of stock option awards will remain exercisable until the earlier of either (i) the expiration of the option period or (ii) 12 months after such termination in the case of termination due to death or disability, 30 days in the case of a voluntary resignation, or generally 90 days, but in certain instances 180 days, after any other termination other than termination by us for cause. If we terminate any named executive officer’s employment for cause, both the unvested and vested equity awards will terminate on the same date their employment is terminated.

In April 2017, Mr. Lynch joined the Company as our President and Chief Executive Officer. Pursuant to his offer letter, Mr. Lynch was granted a one-time new-hire equity award of (i) RSUs that vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in his offer letter) or resignation for good reason (as defined in the Change in Control Severance Plan), and (ii) options to purchase shares of Company common stock that vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that (x) the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in the offer letter) or resignation for good reason (as defined in the Change in Control Severance Plan), and (y) following Mr. Lynch’s termination without cause or resignation for good reason, the vested portion of the new hire options shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

In November 2016, in recognition of Mr. Abbott’s contributions to the Company and to retain his leadership in connection with the departure of our then President and Chief Executive Officer, Linda K. Zecher, from the Company, the Compensation Committee approved an amendment to the new-hire RSU award and new-hire stock option award granted to Mr. Abbott on May 9, 2016 (as described above in “— Employment Arrangements — Joseph P. Abbott, Jr.”), to provide that, upon an involuntary termination of his employment by the Company other than for “cause” (as defined in the Amended and Restated 2015 OIP), any unvested portions of such awards shall become immediately fully vested as of such termination and that Mr. Abbott had until December 31, 2020 to exercise such options.

Employment Arrangement for John J. Lynch, Jr.

Subject to execution and non-revocation of a release of claims (substantially in the form set forth in the Change in Control Severance Plan) within sixty (60) days following any termination of Mr. Lynch’s employment by the Company without “cause” (as defined in his offer letter) or as a result of his resignation for “good reason” (as defined in the Change in Control Severance Plan), Mr. Lynch is eligible

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     EXECUTIVE COMPENSATION - (Continued)

to receive cash severance pay in an amount equal to the sum of (i) 200% of his then current base salary and (ii) his target bonus, generally with half of such amount payable in equal installments paid over a twelve (12) month period in accordance with the Company’s standard payroll practices and the remaining half of such payment shall be payable in a single lump sum cash payment on the first anniversary of the termination date. In addition, Mr. Lynch will be entitled to a prorated bonus for the year in which such termination occurs based on actual Company and/or individual performance and calculated based on a fraction, the numerator of which is the number of full and partial months completed from the first day of the fiscal year in which such termination occurs through the termination date, and the denominator of which is twelve (12), payable in accordance with the terms of the bonus plan as then in effect for such year.

Termination Payments

The table below sets forth the payments each of our named executive officers would have received if their employment had been terminated due to death or disability, by us without cause or by the executive for good reason on December 31, 2020 and there was no change of control. In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing price of our stock on the last trading day in 2020, which was $3.33.

Amounts Payable
Name	Benefit	Termination By Us Without Cause ($)	Resignation for Good Reason ($)	Death or Disability ($)

John J. Lynch, Jr.	Cash Severance	3,041,827(1)	3,041,827(1)	—
	Equity Acceleration	2,332,318(2)	—	2,332,318(2)
Joseph P. Abbott, Jr.	Cash Severance	882,115(3)	—	—
	Equity Acceleration	1,289,673(4)	—	1,289,673(4)
William F. Bayers	Cash Severance	721,731(3)	—	—
	Equity Acceleration	—	—	506,662 (5)
Michael E. Evans	Cash Severance	828,389(3)	—	—
	Equity Acceleration	—	—	388,952(6)
James P. O’Neill	Cash Severance	710,048(3)	—	—
	Equity Acceleration	—	—	690,900(7)

(1)	Represents the sum of 200% of base salary, target bonus and a prorated bonus for the year of termination in accordance with Mr. Lynch’s offer letter.
(2)

Represents accelerated vesting of Mr. Lynch’s unvested RSUs, a pro-rated portion of the executive’s PSUs granted on February 27, 2018 and March 5, 2019 with respect to the full year 2018 and 2019 performance, based on assumed target performance level of achievement and stock options; however, all of the stock options had an exercise price in excess of our stock price at the end of the year. Mr. Lynch’s PSU award granted on March 9, 2020 and August 11, 2020 is forfeited unless such termination is after March 9, 2021, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(3)

Represents 150% of base salary and a prorated bonus for the year of termination in accordance with the ELT Severance Plan. The executive is also entitled to 12 months of outplacement benefits thereunder.

(4)

Represents accelerated vesting of Mr. Abbott’s unvested RSUs, a pro-rated portion of the executive’s PSUs granted on February 27, 2018 and March 5, 2019 based on assumed target performance level of achievement and stock options, however, with an exercise price of $18.57, all of the stock options were underwater and without value at the end of the year. The executive’s PSU award granted on March 9, 2020 and August 11, 2020 is forfeited unless such termination is after March 9, 2021 in which case, a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(5)

Represents accelerated vesting of Mr. Bayers’s unvested RSUs, a pro-rated portion of the executive’s PSUs granted on February 27, 2018 and March 5, 2019 based on assumed target performance level of achievement. The executive’s PSU award granted on March 9, 2020 and August 11, 2020 is forfeited unless such termination is after March 9, 2021, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

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     EXECUTIVE COMPENSATION - (Continued)

(6)

Represents accelerated vesting of Mr. Evans’s unvested RSUs, a pro-rated portion of the executive’s PSUs granted on November 5, 2019 and March 9, 2020 based on assumed target performance level of achievement. The executive’s PSU award granted on March 9, 2020 and August 11, 2020 is forfeited unless such termination is after March 9, 2021, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(7)

Represents accelerated vesting of Mr. O’Neill’s unvested RSUs, a pro-rated portion of the executive’s PSUs granted on February 27, 2018 and March 5, 2019 based on assumed target performance level of achievement and stock options, however, with an exercise price of $9.60, all of the stock options were underwater and without value at the end of the year. The executive’s PSU award granted on March 9, 2020 and August 11, 2020 is forfeited unless such termination is after March 9, 2021, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

Change of Control Termination

The following table sets forth the payments each of our named executive officers would have received if a change of control occurred, and, following a change of control, their employment had been terminated due to death or disability, by us without cause or by the named executive officer for good reason, in each case on December 31, 2020.

In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing price of our stock on the last trading day in 2020, which was $3.33.

Amounts Payable for Termination in Connection with a Change in Control ($)
Name	Benefit	Termination Without Cause	Resignation for Good Reason	Death, Disability

John J. Lynch, Jr.	Cash Severance	5,175,000(1)	5,175,000(1)	—
	Equity Acceleration	3,769,547(2)	—	2,565,113(4)
Joseph P. Abbott, Jr.	Cash Severance	2,750,000(1)	2,750,000(1)	—
	Equity Acceleration	2,047,377(2)	—	1,410,381(4)
William F. Bayers	Cash Severance	1,800,000(3)	1,800,000(3)	—
	Equity Acceleration	804,332(2)	—	554,083(4)
Michael E. Evans	Cash Severance	1,837,500(3)	1,837,500(3)	—
	Equity Acceleration	869,956(2)	—	475,172(4)
James P. O’Neill	Cash Severance	1,575,000(3)	1,575,000(3)	—
	Equity Acceleration	1,096,812(2)	—	755,565(4)

(1)	Represents (i) two times base salary; (ii) 200% of the executive’s target annual bonus and (iii) a pro-rata bonus based on the individual’s target annual bonus.
(2)

Represents accelerated vesting of unvested RSUs and PSUs calculated based on target performance. While all outstanding unvested stock options would also vest in such circumstance, all of the stock options were underwater and without value at the end of the year.

(3)	Represents (i) two times base salary; (ii) 100% of the individual’s target annual bonus and (iii) a pro-rata bonus based on the individual’s target annual bonus.
(4)

The 2018, 2019 and 2020 RSUs fully vest on termination due to death or disability, regardless of the occurrence of a change in control, and PSUs vest pro-rata based on the number of months the executive was employed during the performance period and target performance.

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other

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     EXECUTIVE COMPENSATION - (Continued)

employees. In 2020, we determined our median employee based on total cash compensation paid to each of our 2,620 employees (excluding the Chief Executive Officer) as of December 31, 2020. The annual total compensation of this median employee for 2020 was $79,770. The annual total compensation of our Chief Executive Officer, Mr. Lynch, was $3,577,827 for 2020, as reflected in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 45 to 1. Please note that this calculation takes into account the temporary furlough program that the Company implemented from April 2020 through July 2020, resulting in a four-day work week furlough program along with director, executive and senior leadership cash retainer and salary reductions, including a 50% base salary reduction for the Chief Executive Officer for the duration of the furlough program. We changed the determination date used to identify our median employee from October 1 (the date we used in 2017) to December 31 in light of the restructuring actions that we undertook in the third and fourth quarters of 2020 which resulted in significant changes to our employee population as of December 31, 2020 compared to October 1, 2020. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, enacted as required by the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Consistent with the results of the advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers, which was last held during our 2020 Annual Meeting of Stockholders, we have chosen to conduct this advisory vote on an annual basis.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we are committed to a total compensation philosophy and structure that provides flexibility in responding to market factors; recognizes and rewards superior performance; aligns our management’s interests with those of our long-term stockholders; attracts highly skilled, experienced and capable employees; and is fair and fiscally responsible.

We ask that you approve the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables and accompanying narrative disclosures contained herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described under the heading “Compensation Discussion and Analysis” and the related executive compensation tables and accompanying narrative disclosures contained in the Company’s proxy statement for the Company’s 2021 Annual Meeting of Stockholders.”

Because your vote is advisory, it will not bind us, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results of this non-binding advisory vote and take the voting results into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

On February 23, 2021, upon the recommendation of the Compensation Committee and subject to shareholder approval, the Board adopted an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “Amended and Restated Employee Stock Purchase Plan”).  The Amended Plan includes the following material changes to the 2015 Employee Stock Purchase Plan (the “ESPP”):

•

Increases the number of shares of the Company’s common stock available for issuance under the Amended and Restated Employee Stock Purchase Plan to 2,400,135 shares, inclusive of shares remaining in the pool under the ESPP after the conclusion of the offering ended December 31, 2020, subject to adjustment in the event of stock splits and other similar events;

•

Eliminates the tests for participation based on hours and months customarily worked in favor of a test of whether someone is employed two months in advance of the beginning of the offering and at the end of the offering;

•

Provides that any participant election to decrease contributions or withdraw from the Amended and Restated Employee Stock Purchase Plan must occur by the end of the month before the month including the purchase date; and

•	Adds additional flexibility for the Board in responding to a change in control of the Company during an offering period.

The Board strongly believes that the ability to grant equity awards is critical to attract and retain top talent in our highly competitive industry. Only 135 shares remained available for issuance under the plan following the end of the last offering period and we will not be able to resume offering periods in the future unless the additional shares are approved by shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

General

At the Annual Meeting, you are being asked to approve our Amended and Restated Employee Stock Purchase Plan.

The Board adopted, subject to stockholder approval, the Amended and Restated Employee Stock Purchase Plan on February 23, 2021 to simplify and clarify administration of the plan and to increase the pool of shares of our common stock available for purchase under the ESPP by 2,400,000.  The Amended and Restated Employee Stock Purchase Plan is intended to encourage the Company’s employees to become stockholders of the Company, to stimulate increased interest in the Company’s affairs and success, to afford employees the opportunity to share in the Company’s earnings and growth and to promote systematic savings by them. The Board of Directors believes that the future success of the Company depends, in large part, upon the Company’s ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, we are seeking stockholder approval of an increase in the number of shares available for issuance under the Amended and Restated Employee Stock Purchase Plan because the Board of Directors believes that the ability to participate in the Amended and Restated Employee Stock Purchase Plan is an attractive feature for the Company’s employees and potential employees. The Board selected the size of the pool based on a recommendation from the Compensation Committee to reflect recent employee participation. The ESPP was originally adopted by our Board of Directors on February 24, 2015 and originally approved by our stockholders on May 19, 2015.

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     PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN - (Continued)

If this proposal is approved, the Amended and Restated Employee Stock Purchase Plan will become effective on May 14, 2021.

Summary of the Amended and Restated Employee Stock Purchase Plan

The following description of the Amended and Restated Employee Stock Purchase Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as Annex B to this Proxy Statement, and should be read in conjunction with the following summary.

Purpose

The Amended and Restated Employee Stock Purchase Plan permits employees of the Company and its designated subsidiaries to purchase Company common stock at a discount. Sales of shares under the Amended and Restated Employee Stock Purchase Plan are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Internal Revenue Code (the “Code”). The Board may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code or may vary the terms of offerings to satisfy local employment and other laws outside the continental United States.

Administration

The Amended and Restated Employee Stock Purchase Plan is administered by the Compensation Committee. Subject to the provisions of the Amended and Restated Employee Stock Purchase Plan, the administrator of the Amended and Restated Employee Stock Purchase Plan has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Amended and Restated Employee Stock Purchase Plan and not inconsistent with the Amended and Restated Employee Stock Purchase Plan, to construe and interpret the Amended and Restated Employee Stock Purchase Plan, and to make all other determinations necessary or advisable for the administration of the Amended and Restated Employee Stock Purchase Plan, and its determinations are final, binding and conclusive.

Eligibility and Participation

The Amended and Restated Employee Stock Purchase Plan allows employees of the Company and its designated subsidiaries to participate, provided that such person has been employed by us or by a designated subsidiary for at least two months through and including the first day of the applicable offering period. As of March 10, 2021, approximately 2,660 employees, including each of the named executive officers, were eligible to participate in the Amended and Restated Employee Stock Purchase Plan.  Our non-employee directors are not eligible to participate in the Amended and Restated Employee Stock Purchase Plan.

Eligible employees may participate in the Amended and Restated Employee Stock Purchase Plan by electing to participate in the manner approved by the Compensation Committee prior to the tenth day preceding the first day of the applicable offering period (or, the next following business day), unless a different time for electing to participate is set by the Compensation Committee.  A participant’s election shall authorize payroll deductions in a non-fractional percentage of base salary of up to 5% of base salary to be applied toward the purchase of the Company’s common stock. The participant may reduce (but not increase) the percentage deducted, including to zero, once during a period on timing specified in the plan.  An eligible employee’s election to participate in an offering period remains in effect for all future offering periods until the employee notifies the Company that he or she elects to withdraw from the Amended and Restated Employee Stock Purchase Plan.

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     PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN - (Continued)

Offerings

The Amended and Restated Employee Stock Purchase Plan provides for two consecutive six-month offerings, commencing on January 1 and July 1 of each year, unless the Compensation Committee selects a different offering period.

Option Grant

Subject to the limitations in the Amended and Restated Employee Stock Purchase Plan, participants in the Amended and Restated Employee Stock Purchase Plan will be granted an option on the first day of an offering to purchase shares of our common stock on the last day of the offering period.

Purchase Price and Shares Purchased

Unless the participant has withdrawn from the offering in accordance with the terms of the Amended and Restated Employee Stock Purchase Plan, on the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price, provided that the maximum number of shares that an employee may purchase equals (x) $12,500 (to be equitably adjusted if an offering is longer or shorter than six months) divided by (y) the fair market value of a share on the first day of the applicable offering in any single offering. The purchase price, unless otherwise determined by the Compensation Committee, is equal to 85% of the lower of (i) the fair market value of a share of our common stock on the last day of the offering period and (ii) the fair market value of a share of a common stock on the first day of the offering period. The closing price of the Company’s common stock as reported on the Nasdaq Stock Market on March 10, 2021 was $6.61.

No employee will be permitted to purchase any shares under the Amended and Restated Employee Stock Purchase Plan (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiary corporations or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

If a participant’s accumulated payroll deductions exceed the amount required to purchase the maximum number of shares eligible for purchase in the offering period, such excess contributions will be returned to the participant, without interest.

Withdrawal and Termination of Employment

An employee may withdraw from an offering by giving written notice to the Company, no later than the last business day of the month preceding the month in which an offering period ends, unless the Compensation Committee provides otherwise. Upon withdrawal, the amount in the employee’s account, plus interest, if any, will be refunded. An employee who has withdrawn from an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the Amended and Restated Employee Stock Purchase Plan in accordance with the Amended and Restated Employee Stock Purchase Plan’s enrollment procedures.

Upon termination of employment for any reason, the employee’s participation in the Amended and Restated Employee Stock Purchase Plan will immediately terminate and the payroll deductions credited to the employee’s account, plus interest, if any, will be returned to him or her and such employee’s option will automatically terminate.

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     PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN - (Continued)

Transferability

No participant is permitted to assign, transfer, pledge or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the Amended and Restated Employee Stock Purchase Plan other than by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization

Subject to any required action by our stockholders, the number of shares of our common stock covered by the option that has not yet been exercised, the number of shares of our common stock that have been reserved for issuance but have not yet been placed under option and the maximum number of shares authorized under the Amended and Restated Employee Stock Purchase Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Company’s common stock or any other increase or decrease in the number of shares of our common stock effected without receipt of consideration by the Company, or any increase or decrease in the value of a share of Company common stock resulting from a spin-off or split-up.

Corporate Transactions

In the event of a dissolution or liquidation of the Company, any offering in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

If the Company is the subject of a change in control, as defined in the Amended and Restated 2015 Omnibus Incentive Plan, the Board may take any of the following actions (or a combination thereof) without any obligation to obtain consent from any participant:

•

provide for the assumption, modification, or adjustment to the terms of outstanding options, or for the grant of replacement rights by the survivor or acquiror or an affiliate thereof, in each case on whatever terms the Board may determine;

•

terminate all outstanding options without purchase or payment under the change in control, other than a refund of all amounts contributed for purchase of shares and/or refrain from beginning another offering period after the agreement with respect to the change in control is executed;

•	shorten the offering period by setting a new purchase date based on the price being paid under the acquisition or the then fair market value;
•

provide that the options will be cashed out in connection with the closing of the change in control (treating the price under the acquisition as the fair market value on the purchase date and using the accumulated contributions as of a date specified by the Board and applying the limit to the number of shares an employee may purchase discussed above);

•	take such other action deemed appropriate by the Board.

Sales of Designated Subsidiaries and Business Units

In the event the Company consummates the sale or transfer of a designated subsidiary or its spin-off, business unit or division to an unaffiliated person or the spin-off of a designated subsidiary, business unit or division to stockholders during an offering, the contributions, plus interest, if any, credited to each employee, at the time of such sale, transfer or spin-off, will be returned to the employee and the employee’s option will automatically terminate.

Other Adjustments

The Compensation Committee may make provision for adjusting the shares of Company common stock reserved under the Amended and Restated Employee Stock Purchase Plan, as well as the price per share of common stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company’s consolidation or merger into any other corporation.

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     PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN - (Continued)

 Amendment and Termination of the Amended and Restated Employee Stock Purchase Plan

The Board may at any time terminate the Amended and Restated Employee Stock Purchase Plan, provided that no amendment or termination of the Amended and Restated Employee Stock Purchase Plan may affect options previously granted, except as described above in connection with corporate transactions. However, the Amended and Restated Employee Stock Purchase Plan or an offering period may be terminated by the Board on the last day of an offering period or by the Board’s setting a new last day of an offering period with respect to an offering period then in progress if the Board determines that termination of the Amended and Restated Employee Stock Purchase Plan and/or the offering period is in the best interests of the Company and the stockholders or if continuation of the Amended and Restated Employee Stock Purchase Plan and/or the offering period would cause the Company to incur adverse accounting charges as a result of a changes in generally accepted accounting principles applicable to the Amended and Restated Employee Stock Purchase Plan. Either the Board or the Compensation Committee may amend the Amended and Restated Employee Stock Purchase Plan, provided that the Compensation Committee may only amend the Amended and Restated Employee Stock Purchase Plan to comply with applicable law. The Amended and Restated Employee Stock Purchase Plan will continue in accordance with its terms until terminated by the Board.

Federal Income Tax Consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the Amended and Restated Employee Stock Purchase Plan offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The Amended and Restated Employee Stock Purchase Plan and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Amended and Restated Employee Stock Purchase Plan, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of (i) more than two years after the date of the beginning of the offering period and (ii) more than one year after the stock is purchased in accordance with the Amended and Restated Employee Stock Purchase Plan (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (i) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”) or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is ordinarily the last business day of the offering period, i.e., the purchase date) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the purchase date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the purchase date over the

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     PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN - (Continued)

option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the purchase date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and/or income taxes upon a purchase of shares under the Amended and Restated Employee Stock Purchase Plan.

Shares Available for Issuance

2,400,135 shares of Houghton Mifflin Harcourt Company common stock will be reserved for issuance under the Amended and Restated Employee Stock Purchase Plan.

New Plan Benefits

The amounts of future purchases under the Amended and Restated Employee Stock Purchase Plan are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the Amended and Restated Employee Stock Purchase Plan and the per-share purchase price depends on the future value of Houghton Mifflin Harcourt Company common stock. Non-employee directors are not eligible to participate in the Amended and Restated Employee Stock Purchase Plan.

Given the discretionary nature of the participation in the ESPP, it is also not possible to determine the benefits that would have been received by the Company’s executive officers, employee directors and other employees had the ESPP, as amended, been in place during the Company’s fiscal year ended December 31, 2020, because it is impossible to know whether or not the additional shares available would have affected the choice of any individual to increase or decrease his or her level of participation in the ESPP.

Awards Previously Made Under the 2015 Employee Stock Purchase Plan

The table below sets forth information with regard to the actual participation in the Company’s 2015 Employee Stock Purchase Plan by the individuals and groups listed below from the inception of the plan until the end of the last offering period on December 31, 2020:

Total Number of
Name and Position (1)	Shares Purchased
John J. Lynch, Jr., President, Chief Executive Officer and Director	-
Joseph P. Abbott, Jr., Executive Vice President and Chief Financial Officer	-
William F. Bayers, Executive Vice President, Secretary and General Counsel	-
Michael E. Evans, Executive Vice President and Chief Revenue Officer	4,000
James P. O’Neill, Executive Vice President and General Manager, Core Solutions	-
All current executive officers as a group (8 persons)	4,000
All eligible employees, including all current officers who are not executive officers, as a group (1,156 persons)(2)	1,299,865

(1)

Non-employee directors are not eligible to participate in the Company’s 2015 Employee Stock Purchase Plan. Other than 4,000 shares purchased by Mr. Evans in 2020, no shares have been issued under the Company’s 2015 Employee Stock Purchase Plan to associates of the Company’s directors, executive officers or director nominees and no person has received five percent or more of the shares issued under the Company’s 2015 Employee Stock Purchase Plan.

(2)	Eligible employees, including all current officers who are not executive officers from the inception of the plan until the end of the last offering period on December 31, 2020.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	73

     PROPOSAL 3: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN - (Continued)

Interests of Certain Persons in the Proposal

To the extent that our executive officers may in the future receive awards under the Amended and Restated Employee Stock Purchase Plan, they also may be deemed to have an interest in the Amended and Restated Employee Stock Purchase Plan.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which our equity securities were authorized for issuance as of December 31, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3) (c)
Equity compensation plans approved by security holders(4)	7,587,021	$12.95	6,996,425
Equity compensation plans not approved by security holders	-	-	-
Total	7,587,021	$12.95	6,996,425

(1)

This column includes (as of December 31, 2020): (i) 1,897,212 shares of common stock issuable pursuant to outstanding employee stock option awards, with a weighted-average exercise price of $12.95; and (ii) 5,689,809 shares of common stock issuable pursuant to outstanding RSU awards. This column does not include any restricted stock awards or shares issuable pursuant to our Employee Stock Purchase Plan.

(2)

This column reflects the calculation of the weighted-average exercise price of the securities included in column (a), except that this column excludes RSU awards because there is no exercise price associated with the vesting of such awards.

(3)

Under the Company’s Employee Stock Purchase Plan, 1,300,000 shares of common stock were originally reserved for issuance. This column includes the remaining 135 shares of common stock reserved for issuance under the plan after giving effect to purchases and deliveries thereunder as of December 31, 2020.

(4)

In 2012, as a result of the Company’s Pre-Packaged Chapter 11 Plan of Reorganization, the Company adopted the 2012 MIP, which became effective upon emergence from bankruptcy proceedings. In 2015, the Company adopted and the stockholders approved the Omnibus Incentive Plan and the Employee Stock Purchase Plan. In 2020, the Company adopted and the stockholders approved the Amended and Restated 2015 Omnibus Incentive Plan. The Company is seeking approval in this Proxy Statement for the Amended and Restated Employee Stock Purchase Plan. The table does not include the additional shares that would become available if stockholders approve Proposal 3.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	74

AUDIT COMMITTEE REPORT

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor (subject to stockholder ratification) and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in the Audit Committee Charter.

Our management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control over financial reporting and the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.

PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2020, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020 with management and with PricewaterhouseCoopers LLP. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as PricewaterhouseCoopers LLP’s report related to its audit of: (i) our consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company, its employees and agents and the Board.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Audit Committee Members
John F. Killian (Chair) L. Gordon Crovitz
Jean S. Desravines Lawrence K. Fish
Jill A. Greenthal
Tracey D. Weber

This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	75

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. Representatives from PricewaterhouseCoopers LLP plan to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions.

The following table sets forth the fees billed to the Company by PricewaterhouseCoopers LLP for services rendered by PricewaterhouseCoopers LLP to the Company for each of the last two completed fiscal years:

	2020	2019

Audit Fees(1)	$2,502,440	$2,701,132
Audit-Related Fees(2)	2,700	70,000
Tax Fees(3)	—	—
All Other Fees(4)	4,556	2,700
Total Fees	$2,509,696	$2,773,832

(1)

Consists of fees paid for professional services necessary to perform an audit of the financial statements, review of the quarterly and annual reports and statutory audits, transaction-related services and other services required to be performed by our independent auditors.

(2)

Consists of fees paid for services that are reasonably related to the performance of the audit or review of our financial statements, including the support of business acquisition and divestiture activities.

(3)	Consists of fees paid for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.
(4)	Consists of fees paid for licenses to technical accounting research software.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by our independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. During the fiscal years ended December 31, 2020 and December 31, 2019, the Audit Committee approved all fees billed by PricewaterhouseCoopers LLP prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	76

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of March 10, 2021 regarding the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee of the Company; (iii) each named executive officer; and (iv) all of our current executive officers and directors, as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares. As of March 10, 2021, there were a total of 127,125,320 shares of our common stock outstanding, including time-based and performance-based vesting restricted stock. All amounts of performance-based vesting restricted stock are disclosed as outstanding at the maximum payout levels under the applicable award agreements (which assume the highest level of performance under the applicable performance criteria is achieved).

Beneficial ownership includes shares of common stock for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares of common stock that each such person has the right to acquire within 60 days following March 10, 2021, including upon the exercise of options or warrants or the vesting of RSUs. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares of common stock deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following March 10, 2021) in both the numerator and the denominator that are used for such calculation.

Beneficial Ownership of Directors and Officers

Name of Beneficial Owner	Common Stock(1)	Shares Underlying Options(2)	Shares Underlying RSUs(3)	Time- Based Vesting Restricted Stock(4)	Total Shares Beneficially Owned(5)	Percent of Class

Lawrence K. Fish	183,411	—	—	—	183,411	*
Daniel Allen	150,000	—	—	—	150,000	*
L. Gordon Crovitz	69,106	—	—	—	69,106	*
Jean S. Desravines	18,165	—	—	—	18,165	*
Jill A. Greenthal	47,553	—	—	—	47,553	*
John F. Killian	49,141	—	—	—	49,141	*
Tracey D. Weber	39,398	—	—	—	39,398	*
John R. McKernan, Jr.	30,429	—	—	—	30,429	*
Jean-Claude Brizard(6)	—	—	—	—	—	*
John J. Lynch, Jr.	407,322	604,230	—	—	1,011,552	*
Joseph P. Abbott, Jr.	153,222	471,830	—	—	625,052	*
William F. Bayers	73,334	—	—	5,859	79,193	*
Michael E. Evans	27,367	—	—	—	27,367	*
James P. O’Neill	75,092	230,086	—	—	305,178	*
D&O Group(7)	1,423,072	1,543,901	—	5,859	2,972,832	2.31%

*	Less than 1%.

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     SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

(1)	This column represents outstanding shares of common stock (excluding time-based vesting restricted stock and performance-based vesting restricted stock).
(2)	This column represents shares underlying stock options that have vested or will vest within 60 days of March 10, 2021, subject to continued employment with the Company.
(3)	This column represents shares of common stock underlying outstanding time-based vesting RSUs that vest within 60 days of March 10, 2021.
(4)

This column represents shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of March 10, 2021. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares.

(5)

Total shares beneficially owned does not include additional vested shares that certain directors have deferred receipt of under our Deferred Compensation Program. For such directors, the number of vested deferred shares and their revised total ownership including such shares are as follows: Mr. Crovitz (27,571 deferred shares, 96,677 total shares); Mr. Desravines (12,500 deferred shares, 30,665 total shares); Ms. Greenthal (12,500 deferred shares, 60,053 total shares); Mr. Killian (4,942 deferred shares, 54,083 total shares) and Mr. McKernan (39,396 deferred shares, 69,825 total shares).

(6)	Mr. Brizard joined the Board of Directors on March 19, 2021 and held no shares.
(7)	Represents a group which includes all current directors, director nominees and executive officers as of March 10, 2021 (16 persons).

Beneficial Ownership of Significant Stockholders

Name of Beneficial Owner	Common Stock(1)	Shares Underlying Warrants(2)	Total Shares Beneficially Owned	Percent of Class

Wellington Management Group LLP (3)	16,016,561	—	16,016,561	12.7%
Burgundy Asset Management Ltd.(4)	10,632,055	—	10,632,055	8.4%
AllianceBernstein L.P.(5)	8,578,200	—	8,578,200	6.8%
BlackRock, Inc.(6)	7,963,164	—	7,963,164	6.3%

(1)	This column represents outstanding shares of common stock.
(2)	This column represents shares of common stock underlying outstanding warrants that are currently exercisable. Each warrant is exercisable for two shares of common stock.
(3)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A that was jointly filed with the SEC on February 4, 2021 pursuant to a joint filing agreement by and among Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. The address for each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP c/o Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210. Beneficial ownership information is the same for Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP. Wellington Management Company LLP beneficially owns 15,073,786 shares (11.98%).

According to exhibits filed with the Schedule 13G/A, the following lists the identity and classification of each relevant entity that beneficially owns shares of the security class being reported on the Schedule 13G/A: Wellington Group Holdings LLP – HC, Wellington Investment Advisors LLP – HC, Wellington Management Global Holdings, Ltd. – HC. One or more of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP – IA, Wellington Management Canada LLC – IA, Wellington Management Singapore Pte Ltd – IA, Wellington Management Hong Kong Ltd – IA, Wellington Management International Ltd – IA, Wellington Management Japan Pte Ltd – IA, Wellington Management Australia Pty Ltd – IA. The securities as to which the Schedule 13G/A is filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(4)       Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 2, 2021 by Burgundy Asset Management Ltd.  The address of Burgundy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(5)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2021 by AllianceBernstein L.P. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

According to the Schedule 13G/A, AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. AllianceBernstein operates under independent management and makes independent decisions from AXA Equitable Holdings and its respective subsidiaries and calculates reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998).

Houghton Mifflin Harcourt Company	2021 Proxy Statement	78

     SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

(6)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

Stockholder Proposals and Nominations for the 2022 Annual Meeting

From time to time, stockholders present proposals, which may be proper subjects for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. We must receive stockholder proposals intended to be included in the 2022 proxy statement no later than November 22, 2021 at 5:00 p.m., Eastern Time. In order to qualify for inclusion in our proxy statement, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

Any stockholder who desires to bring a proposal or director nomination at our 2022 Annual Meeting of Stockholders, without including such proposal in our proxy statement, must deliver written notice thereof containing the information required by our By-Laws to our Secretary, not before January 14, 2022 and not later than February 13, 2022, unless the date of the 2022 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2021 Annual Meeting, in which event our By-laws provide different notice requirements. If the number of directors to be elected at the 2022 Annual Meeting of Stockholders is increased and we do not publicly disclose the names of the nominees for the additional directorships at least 100 days before May 13, 2022, a notice of director nomination will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered personally to our Secretary no later than the close of business on the tenth day following the day on which we first make such public disclosure.

Our By-Laws specify requirements relating to the content of the notice that stockholders must provide to our Secretary for any stockholder proposal or nomination for director to be properly presented at a stockholder meeting.

2020 Annual Report and Annual Report on Form 10-K

Stockholders of record will receive a copy of our 2020 Annual Report with this proxy statement. Stockholders may request additional copies of the 2020 Annual Report in writing to the address indicated below.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC except for exhibits thereto, without charge upon written request to the address below. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Houghton Mifflin Harcourt Company

125 High Street

Boston, MA 02110

Attn: Corporate Secretary

Houghton Mifflin Harcourt Company	2021 Proxy Statement	79

     SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of the Notice or our other proxy materials, including our proxy statement, by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials, including one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our 2020 Annual Report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, or to request separate copies of these documents in the future, please contact our Secretary at the address set forth in the section immediately above entitled “2020 Annual Report and Annual Report on Form 10-K” or by calling our offices at (617) 351-5000.

If your common stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our 2020 Annual Report or the Notice, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us as indicated above. Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our 2020 Annual Report, proxy statement and/or our Notice may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

Other Business

The Board does not know of any matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting or any postponement or adjournment thereof, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including reports on Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hmhco.com) and click on “SEC Filings” under “Financial Information” tab in the “Investors” section of the website.

Houghton Mifflin Harcourt Company	2021 Proxy Statement	80

ANNEX A

HOUGHTON MIFFLIN HARCOURT COMPANY

CALCULATION OF BILLINGS AND

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO

GAAP FINANCIAL MEASURES

The following is a calculation of the Billings operating measure as disclosed by the Company in Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC on February 25, 2021, which is used for incentive compensation financial performance achievement metrics under our 2020 Bonus Plan and 2020 LTIP:

($ in millions)	2020(1)	2019(1)

Net sales	$1,031	$1,391
Change in deferred revenue	58	201
Billings	$1,089	$1,591

The following is a reconciliation of net loss prepared in accordance with GAAP to Adjusted EBITDA as disclosed by the Company in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC as well as Adjusted cash EBITDA, which is used for incentive compensation financial performance achievement metrics under our 2020 Bonus Plan:

($ in millions)	2020(1)	2019(1)

Net loss	$(480)	$(214)
Interest expense	66	49
Interest Income	(1)	(3)
Provision (benefit) for income taxes	(12)	4
Depreciation expense	51	61
Amortization expense film asset	14	10
Amortization expense	172	201
Non-cash charges – goodwill impairment	279	-
Non-cash charges – stock compensation	12	14
Non-cash charges – loss (gain) on derivative instruments	(1)	1
Excess inventory obsolescence	-	10
Fees, expenses or charges for equity offerings, debt or acquisitions	1	6
Restructuring/severance and other charges	34	22
Gain on investments	(2)	-
Loss on extinguishment of debt	-	4

Adjusted EBITDA	$132	$166

Change in deferred revenue	58	201

Adjusted Cash EBITDA	$190	$366

The following is a reconciliation of Segment income (loss) prepared in accordance with GAAP to Adjusted Cash EBITDA (before Corporate allocations) for the year ended December 31, 2020, as disclosed herein:

($ in millions)	2020

	Education	HMH Books & Media

Net loss	$(333)	$4
Depreciation expense	36	1
Amortization expense film asset	—	14
Amortization expense	164	8
Impairment charge for goodwill	279	—

Segment Adjusted EBITDA	$146	$27
Change in deferred revenue	58	—
Corporate Allocations	113	24

Segment Adjusted Cash EBITDA (before Corporate allocations)	317	51

The following is a reconciliation of cash flows from operating and investing activities to Free Cash Flow as disclosed by the Company in our Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC on February 25, 2021:

($ in millions)	2020 (1)	2019 (1)

Cash flows from operating activities
Net cash provided by operating activities	$115	$255
Cash flows from investing activities
Additions to pre-publication costs	(61)	(103)
Additions to property, plant, and equipment	(51)	(38)

Free Cash Flow	$3	$115

(1)	Details may not sum to total due to rounding.

Use of Non-GAAP Financial Measures

To provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented consolidated adjusted EBITDA, adjusted cash EBITDA and free cash flow as non-GAAP measures. Further, we have presented adjusted cash EBITDA (before corporate allocations) at our segment level. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition to using these non-GAAP measures as compensation performance measures, management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA provides useful information to our investors and management as an indicator of our performance that is not affected by: debt restructurings, fluctuations in interest rates or effective tax rates; gain or loss on investments, non-cash charges and impairment charges, or levels of depreciation or amortization along with costs such as severance, separation and facility closure costs; acquisition/disposition-related activity costs, restructuring costs and integration costs. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, adjusted cash EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business and as performance measures to determine certain incentive compensation of management, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity, nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. Adjusted cash EBITDA, which despite reference to EBITDA, is not intended to represent an adjusted earnings measure and should not be considered for any purpose other than as a financial performance metric within our 2020 Bonus Plan. You are cautioned not to place undue reliance on these non-GAAP measures.

ANNEX B

AMENDED AND RESTATED

HOUGHTON MIFFLIN HARCOURT COMPANY

EMPLOYEE STOCK PURCHASE PLAN

This employee stock purchase plan of Houghton Mifflin Harcourt Company (the “Amended and Restated Houghton Mifflin Harcourt Company Employee Stock Purchase Plan”) was adopted on February 24, 2015,  approved by stockholders on May 19, 2015, amended and restated February 23, 2021, and further approved by stockholders on __________, 2021.

1.Purpose.  The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with a convenient opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.Definitions.

(a)“Board” means the Board of Directors of the Company.

(b)“Code” means the United States Internal Revenue Code of 1986, as amended.

(c)“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(d)“Company” means Houghton Mifflin Harcourt Company, a Delaware corporation.

(e)“Compensation” means the base salary (determined on such date as may be established by the Compensation Committee) received by an Employee from the Company or a Designated Subsidiary.

(f)“Compensation Committee” means a committee appointed by the Board. In the absence of a contrary designation by the Board, the Compensation Committee shall be the Compensation Committee of the Board.

(g)“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave, or other bona fide leave of absence which is required by law to be considered uninterrupted service or which is otherwise approved by the Compensation Committee if the period of such leave does not exceed 90 days, or if longer, so long as the individual’s right to reemployment as an Employee is guaranteed either by contract or statute; or (ii) transfers between locations of the Company or between and among the Company and its Designated Subsidiaries. For purposes of clarification, the disposition of a Designated Subsidiary shall constitute a termination of the Continuous Status as an Employee of any Employee employed by such Designated Subsidiary.

(h)“Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

(i)“Corporate Transaction” means a “Change in Control” as such term is defined in the Company’s Amended and Restated 2015 Omnibus Incentive Plan.

(j)“Designated Broker” shall mean the institution selected by the Compensation Committee.

(k)“Designated Subsidiaries” means (i) all Subsidiaries organized under the laws of any state of the United States of America, except with respect to any of such Subsidiaries which the Board or the Compensation Committee has determined is not eligible to participate in the Plan and (ii) each other Subsidiary which the Board or Compensation Committee has specifically determined as eligible to participate in the Plan.

(l)“Employee” means any person who is an employee of the Company or one of its Designated Subsidiaries for tax purposes as of the date eligibility is determined for purposes of a particular Offering Period, as provided in Section 4 hereof.

(m)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(n)“Fair Market Value” means, for any date, the closing sales price of a Share on the primary exchange on which the Common Stock is traded on such date or, in the event that the Common Stock is not traded on such date, then the immediately preceding trading date.

(o)“Maximum Number of Shares” means an amount of Shares equal to the quotient of (x) $12,500 (to be equitably adjusted if an Offering Period is longer or shorter than six months) divided by (y) the Fair Market Value of a Share on the first day of the applicable Offering Period.

(p)“New Purchase Date” shall have the meaning ascribed to it in Section 16(b).

(q)“Offering Date” means the first day of each Offering Period, as determined in accordance with Section 3.

(r)“Offering Period” means the period described in Section 3.

(s)“Plan” means this Amended and Restated Houghton Mifflin Harcourt Company Employee Stock Purchase Plan.

(t)“Participant” means an eligible Employee who has elected to participate in the Plan in accordance with Section 5.

(u)“Purchase Date” means the last day of each Offering Period.

(v)“Purchase Price” means the amount specified by the Compensation Committee for an Offering Period. Unless otherwise determined by the Compensation Committee, the Purchase Price for an Offering Period shall be equal to 85% of the lower of (i) the Fair Market Value of a Share on the Offering Date and (ii) the Fair Market Value on the Purchase Date.

(w)“Reserves” shall have the meaning ascribed to it in Section 16(a).

(x)“Rule 16b-3” means Rule 16b-3 adopted under Section 16 of the Exchange Act.

(y)“Share” means a share of Common Stock, as adjusted in accordance with Section 16.

(z)“Subsidiary” means a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.Offering Periods. The Plan shall be implemented by a series of two consecutive six-month Offering Periods commencing on January 1 and July 1 of each calendar year and ending on the following June 30 and December 31, respectively; provided, however, that the Compensation Committee may determine that any Offering Period shall commence on a different date and/or be of a different duration, subject to the limitations of Section 423 of the Code.

4.Eligibility. Subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code (and unless different dates are established by the Compensation Committee in respect of any Offering Period), a person shall be eligible to participate in an Offering Period if such person is (i) with respect to Offering Periods that commence on July 1, an Employee of the Company or a Designated Subsidiary from the immediately preceding May 1 (or, if such date is not a business day, the next following business day) through and including the Offering Date for such Offering Period and (ii) with respect to Offering Periods that commence on January 1, an Employee of the Company or a Designated Subsidiary from the immediately preceding November 1 (or, if such date is not a business day, the next following business day) through and including the Offering Date for such Offering Period.

5.Participation.

(a)An eligible Employee may become a Participant in respect of an Offering Period by electing to participate in the manner approved by the Compensation Committee. An Employee that elects to participate in an Offering Period shall do so prior to the tenth day preceding the first day of the applicable Offering Period (or, if such date is not a business day, the next following business day), unless a different time for electing to participate is set by the Compensation Committee. An eligible Employee’s election to participate in an Offering Period shall remain in effect for all future Offering Periods until the Employee notifies the Company that he or she elects to withdraw from the Plan.

(b)A Participant’s election shall indicate a non-fractional percentage of such Participant’s Compensation of up to 5% of such Participant’s Compensation, to be contributed during the applicable Offering Period; provided, however, that a Participant’s election shall also be subject to the limitations of Section 7(b).

6.Method of Payment of Contributions.

(a)Payroll deductions shall be made from a Participant’s Compensation during an Offering Period in an aggregate amount equal to the Participant’s contribution election for such Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan. A Participant may not make a prepayment or any additional payments into such account. Payroll deductions in respect of any Offering Period shall commence on the first full payroll following the first day of the associated Offering Period and shall end on the last payroll paid on or prior to the Purchase Date of such Offering Period, unless sooner terminated by the Participant as provided in Section 10.

(b)A Participant may elect to prospectively reduce (but not increase) the payroll deduction percentage  he or she has elected in respect of the then current Offering Period in accordance with such procedures as may be established by the Compensation Committee. Unless the Compensation Committee provides otherwise, such election must be made no later than the last business day of the month preceding the month in which the applicable Offering Period ends. A Participant may make only one such election during an Offering Period. An election to reduce the payroll deduction percentage to zero (0%) shall not be treated as an election to withdraw under Section 10(a).

(c)Participants on an authorized leave of absence during an Offering Period may continue to participate in such Offering Period; provided, however, that a Participant on an authorized leave of absence will have contributions suspended during such leave of absence and, absent any other instruction from such Participant, such contributions will resume upon the next payroll following such Participant’s return from such leave of absence.

(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7(b) herein, a Participant’s payroll deductions may be decreased by the Company to zero during any Offering Period.

7.Grant of Option.

(a)On each Offering Date, each Participant shall be deemed to have been granted an option to purchase as many Shares (rounded down to the nearest whole Share or fractional Share as determined by the Board or the Administrative Committee) as may be purchased with his or her Contributions during the related Offering Period at the Purchase Price; provided, however, that such option shall be subject to the limitations set forth in Section 7(b) below, Section 11, and may be reduced pursuant to Section 6, in each case, if applicable..

(b)Notwithstanding any contrary provisions of the Plan, each option to purchase Shares under the Plan shall be limited as necessary to prevent any Employee from (i) immediately after the grant, owning capital stock of the Company and holding outstanding options to purchase capital stock of the Company possessing, in the aggregate, more than five percent of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, including for this purpose any stock attributed to such Employee pursuant to Section 424(d) of the Code, (ii) acquiring rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code or any other similar arrangements maintained by the Company or any of its Subsidiaries) of the Company and its Subsidiaries which accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding and exercisable at any time or (iii) purchasing, in respect of any Offering Period, more than the Maximum Number of Shares.

8.Exercise of Option; Interest.

(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date, and the number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The Board or the Compensation Committee may in its discretion permit the issuance of fractional Shares. Interest on Contributions (if any is credited pursuant to Section 8(c)) and any amounts accumulated in a Participant’s account that are not used to purchase Shares (if any) shall be refunded to the Participant in cash. Notwithstanding Section 9 below, the Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant as of the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b)At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued to a Participant under the Plan is disposed of, the Participant must make adequate provisions for any applicable federal, state or other tax withholding obligations, if any, which arise upon the Purchase Date or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

(c)Unless otherwise determined by the Compensation Committee for an Offering Period, no interest shall be credited to the Participant’s accounts.

9.Delivery. As promptly as practicable after each Purchase Date, the number of Shares purchased by each Participant upon exercise of his or her option shall be deposited into an account established in the Participant’s name with the Designated Broker. The Compensation Committee may require that Shares may not be transferred out of such Participant’s account with the Designated Broker (or sold or otherwise disposed of) until a specified period following the applicable Purchase Date has elapsed (which specified period shall initially be six months until changed by the Compensation Committee) (but not beyond the later of two years following the Offering Date and one year following the Purchase Date), except as otherwise permitted by the Compensation Committee in its sole discretion, or in connection with a Corporate Transaction; and may also require that no Share may be transferred out of such Participant’s account with the Designated Broker other than in connection with the “disposition,” as such term is used in Section 423(a)(1) of the Code, of such Share.

10.Voluntary Withdrawal; Termination of Employment.

(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan prior to each Purchase Date by giving written notice to the Company in the manner directed by the Company. Unless the Compensation Committee provides otherwise, the Participant must make any such withdrawal election no later than the last business day of the month preceding the month in which an Offering Period ends.  All of the Participant’s Contributions, plus any interest, credited to his or her account with respect to an Offering Period will be paid to him or her as soon as administratively practicable after receipt of his or her notice of withdrawal, his or her option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the Participant with respect to such Offering Period. A Participant’s withdrawal from the Plan during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

(b)Upon termination of the Participant’s Continuous Status as an Employee prior to a Purchase Date for any reason, including retirement or death, the Contributions, plus any interest, credited to his or her account will be returned to him or her and his or her option will be automatically terminated; provided, however, that in the event of the death of a Participant, the Company shall deliver the Contributions, plus any interest, to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such amounts to the spouse or to any one or more dependents or relatives of the Participant.

11.Shares.

(a)Subject to adjustment as provided in Section 16, the maximum number of Shares which shall be made available for sale under the Plan on or after the date of stockholder approval of the amendment and restatement shall be 2,400,135. Shares delivered by the Company may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase or a combination of the foregoing. If the Compensation Committee determines at any time that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares that are available for sale under the Plan on such Purchase Date, the Board or the Compensation Committee may in its discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 17 below.  Pro rata allocations shall be based on the percentage of dollars withheld with respect to that Offering Period by a particular Participant as compared with amounts withheld for all Participants.

(b)The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c)Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

12.Administration.

(a)Subject to the express provisions of the Plan, the Compensation Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The authority of the Compensation Committee includes, without limitation, the authority to (i) determine procedures for setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, and (ii) adopt amendments to the Plan in accordance with Section 17. The determinations of the Compensation Committee shall be final, binding, and conclusive.

(b)The Board and the Compensation Committee may delegate any or all of their authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as they may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in the Plan document to the rights and obligations of the Compensation Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board.

13.Transferability. Neither amounts accumulated in a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 10) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

14.Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15.Reports. Statements of account will be made available to Participants by the Company or the Designated Broker in the form and manner designated by the Compensation Committee.

16.Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)Adjustment. Subject to any required action by the stockholders of the Company, (i) the number of Shares covered by each option under the Plan that has not yet been exercised, (ii) the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), and (iii) the number of Shares set forth in Section 11 above, shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or any increase or decrease in the value of a Share resulting from a spin-off or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. If the Company is the subject of a Corporate Transaction, the Board may take any of the following actions (or a combination thereof) without any obligation to obtain consent from any Participant:  (i) provide for the assumption, modification, or adjustment to the terms of outstanding options by the survivor or acquiror or an affiliate thereof or for the grant of replacement rights by the survivor or acquiror or an affiliate thereof, in each case on whatever terms the Board may determine (whether consistent with Section 424 of the Code or otherwise), (ii) terminate all outstanding options without purchase or payment under the Corporate Transaction other than a refund of all amounts contributed for purchase of Shares and/or refrain from beginning another Offering Period after the agreement with respect to the Corporate Transaction is executed, (iii) shorten the Offering Period by setting a new Purchase Date based on the price being paid under the acquisition or the then Fair Market Value, (iv) provide that the options will be cashed out in connection with the closing of the Corporate Transaction (treating the price under the acquisition as the Fair Market Value on the Purchase Date and using the accumulated contributions as of a date specified by the Board and applying the limit under Section 7(b)), or (v) take such other action deemed appropriate by the Board .

(c)Sales of Designated Subsidiaries and Business Units. In the event the Company consummates the sale or transfer of a Designated Subsidiary, business unit or division to an unaffiliated person or entity, or the spin-off of a Designated Subsidiary, business unit or division to shareholders during an Offering Period, the Contributions, plus any interest thereon (if any), credited to the account of each Participant employed by such Designated Subsidiary, business unit or division, as applicable, as of the time of such sale, transfer or spin-off with respect the offering to which such Offering Period relates, will be returned to the Participant and the Participant’s option will be automatically terminated.

(d)Other Adjustments. The Compensation Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

17.Amendment or Termination.

(a)The Board may at any time and for any reason terminate the Plan. Except as provided in Section 16, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Either the Board or the Compensation Committee may amend the Plan, provided, however, that the Compensation Committee may amend the Plan only to the extent required to comply with applicable law. Except as provided in Section 16 and in this Section 17, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board or the Compensation Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Compensation Committee determines in its sole discretion advisable that are consistent with the Plan.

18.International Participants. The Compensation Committee shall have the power and authority to allow any of the Company’s Subsidiaries other than Designated Subsidiaries to adopt and join in the portion of the Plan that is not intended to comply with Section 423 of the Code and to allow employees of such Subsidiaries who work or  reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Compensation Committee may establish from time to time, which terms and conditions may modify the terms and conditions of the Plan set forth elsewhere in the Plan. Without limiting the authority of the Compensation Committee, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or Shares which may be acquired by any participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 18 shall not be subject to the requirements of Section 423 of the Code.

19.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.Term of Plan; Effective Date. The Plan was adopted by the Board on February 24, 2015, amended and restated on February 23, 2021, and most recently approved by the Company’s stockholders on _______, 2021. The Plan shall continue in force and effect until terminated under Section 17.

22.Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

*     *     *

As adopted by the Board of Directors of the Company on February 23, 2021.

As approved by the shareholders of the Company on ____________, 2021.

Houghton Mifflin Harcourt P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/HMHC Cast your vote online Have your Proxy Card ready. Follow the simple instructions to record your vote. PHONE Call 1-866-390-5371 Use any touch-tone telephone, 24 hours a day, 7 days a week. Have your Proxy Card ready. Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope provided. CONTROL NUMBER Houghton Mifflin Harcourt Company Annual Meeting of Stockholders For Stockholders as of March 15, 2021 <— Please fold here — Do not separate —> TIME: Friday, May 14, 2021 08:00 AM, Eastern Time PLACE: www.proxydocs.com/HMHC This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking all previous proxies, hereby appoints Joseph P. Abbott, Jr. and William F. Bayers, or either of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of common stock of Houghton Mifflin Harcourt Company (the "Company") that the undersigned is entitled to vote at the Company's 2021 Annual Meeting of Stockholders (the "Annual Meeting"), to be held virtually on Friday, May 14, 2021, at 8:00 a.m., Eastern Time or any subsequent time that may be necessary by any adjournment or postponement thereof for the purposes listed on the reverse side, with all powers with the undersigned would possess if present at the virtual meeting. To register for the virtual meeting go to www.proxydocs.com/HMHC. This proxy (which is being solicited on behalf of the Board of Directors), when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. If voting by proxy, please exercise your right to vote by promptly completing, signing and returning this proxy card by May 13, 2021. You may later revoke the proxy and, if you are able to attend the virtual Annual Meeting, you may vote your shares electronically during the virtual Annual Meeting until the polls close. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Houghton Mifflin Harcourt Company Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. ELECTION OF NINE DIRECTORS: FOR WITHHOLD To vote for all directors mark here: 1.01 Jean-Claude Brizard FOR 1.02 L. Gordon Crovitz FOR 1.03 Jean S. Desravines FOR 1.04 Lawrence K. Fish FOR 1.05 Jill A. Greenthal FOR 1.06 John F. Killian FOR 1.07 John J. Lynch, Jr. FOR 1.08 John R. McKernan, Jr. FOR 1.09 Tracey D. Weber FOR FOR AGAINST ABSTAIN 2. Advisory Approval of Compensation of Named Executive Officers FOR 3. Approval of the adoption of the Amended and Restated Employee Stock Purchase Plan FOR 4. Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021 FOR You must pre-register to attend the meeting online and/or participate at the email address indicated. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date